                                                                    EXHIBIT 99.2



                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)

                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)

                               TABLE OF CONTENTS

                  Article I.  The Plan


             1.1  Establishment and Amendment of the Plan          1
             1.2  Applicability of the Plan                        1
             1.3  Purpose and Type of Plan                         2

                  Article II.  Definitions

             2.1  Definitions                                      3
             2.2  Construction                                    15

                  Article III.  Participation and Service

             3.1  Eligibility Requirements                        16
             3.2  Eligibility Upon Merger or Reemployment         16
             3.3  Collective Bargaining Agency                    17
             3.4  Applications                                    17
             3.5  Years of Service                                18
             3.6  Break in Service Year                           19
             3.7  Hours of Employment                             20
             3.8  Employment by Related Entities                  22
             3.9  Leased Employees                                22

                  Article IV.  Contributions

             4.1  Employee Allotments                             24
             4.2  Employer Savings Plan Contributions             27
             4.3  Employer ESOP Contributions                     28
             4.4  Additional Employer Contributions               29
             4.5  Rollover Contributions                          30
             4.6  Transfers from the MichCon Investment and
                   Stock Ownership Plan                           33
             4.7  Transfers from the MichCon Employee Stock
                   Ownership Plan                                 34
             4.8  Limitations on Salary Reduction Allotments      35
             4.9  Distribution of Excess Deferrals                38
            4.10  Distribution or Recharacterization of Excess
                   Contributions                                  39
            4.11  Limitations on Voluntary Deduction Allotments
                   and Employer Contributions                     42
            4.12  Disposition of Excess Aggregate Contributions   44
            4.13  Statutory (Code Section 415) Limitations on
                   Allocations to Accounts                        48

                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)

                               TABLE OF CONTENTS
                                  (Continued)

                  Article V.  Vesting in Accounts


             5.1  Employee Salary Reduction Accounts,
                    Employee Post-1986 Voluntary Deduction
                    Account, and Employee Pre-1987 Voluntary
                    Deduction Account                              53
             5.2  Employer Salary Reduction Account,
                    Employer Voluntary Deduction Account,
                    and ESOP Account                               53

                  Article VI.  Investment Provisions

             6.1  Investment of Contributions and Allotments       54
             6.2  Change of Investment Direction                   54
             6.3  Transfers Between Investment Funds               54

                  Article VII.  Investment Funds

             7.1  Investment Funds                                 56
             7.2  Management of Investment Funds                   57
             7.3  Voting of MCN Stock                              57
             7.4  Tender Offers                                    58
             7.5  Named Fiduciary Status                           60
             7.6  Expenses of Funds                                60
             7.7  Primark Corporation Stock                        60

                  Article VIII.  Accounts and Records of the Plan

             8.1  Committee to Maintain Accounts                   61
             8.2  Plan Accounting                                  61
             8.3  Valuation of Funds                               62
             8.4  Valuation of Savings Plan Account                62
             8.5  Valuation of ESOP Account                        62
             8.6  Valuation of Plan Account                        62
             8.7  Committee to Furnish Annual Statements of
                    Value of Plan Accounts                         63
             8.8  Trust Agreement                                  63

                  Article IX.  Distributions, Withdrawals, and
                  Loans

             9.1  Distribution Upon Termination of
                    Employment Entitling Participant
                    to Value of Plan Account                       64

                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)

                               TABLE OF CONTENTS
                                  (Continued)


            9.2  Distribution Upon Termination of
                   Employment Under Circumstances
                   Resulting in Forfeiture of Employer
                   Contributions                                  64
            9.3  Certain Distributions from Participant
                   Accounts                                       65
            9.4  In-Service Withdrawals--General                  67
            9.5  Withdrawal of Voluntary Deduction Allotments     67
            9.6  Hardship Withdrawal of Salary Reduction
                   Allotments                                     68
            9.7  Time of Distributions                            70
            9.8  Distributions of Stock                           74
            9.9  Distributions from Fixed Income Fund             75
           9.10  Loans                                            78
           9.11  Definition of Allotments and Employer
                   Contributions                                  82
           9.12  Spousal Consent to Payment                       82
           9.13  Distributions Pursuant to a Qualified
                   Domestic Relations Order                       82
           9.14  Direct Rollovers of Eligible Distributions       83

                 Article X.  Administration

           10.1  The Savings and Stock Ownership Plan Committee   86
           10.2  Notice to Employees                              89
           10.3  Notices to Employers or Committee                89
           10.4  Participants' Acceptance of the Provisions
                   of the Plan                                    90
           10.5  Audit of Plan Records                            90
           10.6  Claims Procedure                                 90
           10.7  Effect of a Mistake                              91

                 Article XI.  Amendment and Termination

           11.1  Amendment                                        92
           11.2  Withdrawal                                       92
           11.3  Termination                                      92
           11.4  Allocation of Funds Between Employers            93
           11.5  Trust to be Applied Exclusively for
                   Participants and Their Beneficiaries           93

                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)

                               TABLE OF CONTENTS
                                  (Continued)

                    Article XII.  Participation by Affiliated
                    Companies


              12.1  Adoption of the Plan                        95
              12.2  Withdrawal from the Plan                    95
              12.3  Special Provisions Relating to Withdrawal
                     by MCN Computer Services, Inc.             95
              12.4  Company as Agent for Employers              97

                    Article XIII.  Top-Heavy Plan Rules

              13.1  Application of Top-Heavy Plan Rules         98
              13.2  Special Definitions                         98
              13.3  Determination of Top-Heavy Status          100
              13.4  Superseding Rules                          104
              13.5  Participants in More Than One Top-Heavy
                     Plan of the Employer                      106
              13.6  Changes in Applicable Vesting Schedule     107

                    Article XIV.  Special Provisions Relating to
                    the ESOP

              14.1  Establishment of ESOP                      109
              14.2  ESOP Account                               109
              14.3  Discrimination Testing                     109
              14.4  Loans                                      110
              14.5  Diversification                            113
              14.6  Put Option                                 113
              14.7  Purchase of MCN Stock                      114

                    Article XV.  Miscellaneous

              15.1  Beneficiary Designation                    115
              15.2  Incompetency                               116
              15.3  Expenses                                   117
              15.4  Nonassignability                           117
              15.5  Employment Noncontractual                  117
              15.6  Merger or Consolidation with Another Plan  117
              15.7  Continuance by a Successor                 118
              15.8  Elimination of Certain Provisions          119

                                    MICHCON
                        SAVINGS AND STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of January 1, 1989)


                              Article I.  The Plan

     1.1 Establishment and Amendment of the Plan. Michigan Consolidated Gas Company which is also known as MichCon (hereinafter referred to as the "Company") presently maintains a savings and stock ownership plan for the benefit of its Eligible Employees and the Eligible Employees of its participating Affiliated Companies. The plan was last restated effective as of April 1, 1989, and was amended from time to time thereafter.

The plan as previously restated established the MichCon Employee Stock Ownership Plan for Non-Union Employees ("ESOP") and incorporated the ESOP into the MichCon Savings Plan to form the MichCon Savings and Stock Ownership Plan.

The plan is hereby further amended and completely restated as set forth herein effective as of January 1, 1989, except as otherwise provided herein or required by law, and shall continue to be known as the "MichCon Savings and Stock Ownership Plan" (the "Plan"). The ESOP provisions of the Plan shall be effective as of April 1, 1989.

     1.2 Applicability of the Plan. Except as otherwise specified herein or required by law, the provisions of the Plan as amended and restated herein effective as of January 1, 1989, shall be applicable only with respect to Eligible Employees of an Employer in current employment on or after January 1, 1989, and their beneficiaries.

Any person who was covered under the Plan as in effect prior to January 1, 1989, and whose employment terminated under the Plan prior to January 1, 1989, shall continue to have his rights to receive benefits determined under the provisions of the Plan in effect when his employment relationship so terminated.

     1.3 Purpose and Type of Plan. The purpose of the Plan is to provide a convenient way for Participants to save on a regular and long-term basis for their retirement income needs; to recognize the contribution made to the Employer's successful operation by its employees and to reward such contribution for those employees who qualify as participants under the terms of the Plan; and to facilitate ownership of MCN Stock by participating Eligible Employees.

The non-ESOP portion of the Plan is intended to qualify as a profit-sharing plan and the ESOP portion of the Plan is intended to qualify as a stock bonus and an employee stock ownership plan for purposes of Code sections 401(a), 402, 412, 417, 4975, and related provisions.

                          Article II.  Definitions

     2.1 Definitions. Whenever used in the Plan, the following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context.
      (a) "Accounting Period" means a period of one calendar month except that the first accounting period shall commence with the date on which the Plan first becomes effective with respect to any Employer and end on the last day of the calendar month in which such effective date occurs.
      (b) "Actual Deferral Percentage" means the ratio (expressed as a percentage) of the Elective Deferrals of an Employee who is eligible to participate in the Plan for a Plan Year to the Compensation of that Employee for such Plan Year.
      (c)  "Affiliated Company" means--
           (1) any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a "controlled group" of corporations (as defined in Code section 414(b));
           (2) any organization which together with the Company is under "common control" (as defined in Code section 414(c));
           (3) any organization which together with the Company is an "affiliated service group" (as defined in Code section 414(m)); or
           (4) any other entity required to be aggregated with the Company pursuant to Regulations under Code section 414(o).
      (d) "Anniversary Date" means with respect to each Employee, the anniversary each year of the first day of the first
            Accounting Period coincident with or next following the Employee's first Hour of Employment. If an Employee whose employment was terminated is reemployed but prior to his reemployment he incurs a Break in Service Year or following his reemployment he incurs a Break in Service Year before completing a Year of Service, his Anniversary Date shall be based upon his first Hour of Employment coincident with or next following his date of reemployment; otherwise, his Anniversary Date shall not be changed.
      (e) "Annual Addition" means the amount allocated to a Participant's account as such term is defined in section 4.13(a).
      (f)  "Average Actual Deferral Percentage" means the average
           (expressed as a percentage) of the Actual Deferral Percentages of the Employees in a group who are eligible to participate in the Plan for a Plan Year.
      (g)  "Average Contribution Percentage" means the average
           (expressed as a percentage) of the Contribution Percentages of the Employees in a group who are eligible to participate in the Plan for a Plan Year.
      (h)  "Break in Service Year" means a 12-month period described in section 3.6.
      (i)  "Code" means the Internal Revenue Code of 1986, as amended.
      (j)  "Committee" means the committee appointed pursuant to section
           10.1 to administer the Plan.
      (k)  "Company" means Michigan Consolidated Gas Company.
      (l) "Compensation" means a Participant's pay, determined as follows:
           (1)  For all purposes of the Plan, except as otherwise specified in
                (2) or (3) below or required by the context, Compensation means Eligible Compensation.
           (2) For purposes of satisfying the limits on contributions described in sections 4.8 and 4.11 (ADP and ACP tests) and applying the limits of section 415 of the Code as described in section 4.13, Compensation includes all of the items listed below as includible (to the extent applicable) and excludes all of the items listed below as excludable (to the extent applicable) on a Plan Year basis:
                  (A) Includible.
                      (i) The Employee's wages, salaries, fees, for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer and any Affiliates to the extent that the amounts are includible in gross income including, but not being limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury regulation section 1.62-2(c));
                      (ii) Amounts described in Code sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includible in the Employee's gross income;
                      (iii) Amounts paid or reimbursed by the Employer or any
                            Affiliate for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217;
                      (iv) The value of a nonqualified stock option granted to an Employee by the Employer or any Affiliate, but only to the extent that the value of the option is includible in the Employee's gross income for the taxable year in which it is granted; and
                      (v) The amount includible in an Employee's gross income upon making the election described in Code section 83(b).
                      Compensation under clause (i) includes foreign earned income as defined in Code section 911(b), whether or not excludable from gross income under Code section 911.

                      Compensation under clause (i) is to be determined without regard to the exclusions from gross income in Code sections 931 and 933.

                 (B)  Excludable.
                      (i) Contributions made by the Employer or any Affiliate to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includible in the Employee's gross income for the taxable year in which they are contributed;
                      (ii) Contributions made by the Employer or any Affiliate on an Employee's behalf to a simplified employee pension described in Code section 408(k) (such contributions are not considered as compensation for the taxable year in which contributed);
                      (iii) Distributions from a plan of deferred compensation,
                            regardless of whether such amounts are includible in the Employee's gross income when distributed, except that amounts received by an Employee pursuant to an unfunded, nonqualified plan are permitted to be considered as Compensation for Code section 415 purposes in the year in which the amounts are includible in the Employee's gross income;
                      (iv) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture within the meaning of Code section 83 and regulations thereunder;
                      (v) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and
                      (vi) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the Employee's gross income).

            (3) For purposes of determining whether an individual is a Highly Compensated Employee, Compensation means an Employee's Compensation as defined in paragraph (2) of this section 2.1(l) but without regard to Code sections 125, 402(a)(8), and 402(h)(1)(B) (i.e., with the addition of elective deferrals pursuant to a cafeteria plan, a cash-or-deferred arrangement, or a simplified employee pension).

            For Plan Years beginning on or after January 1, 1989 and prior to January 1, 1994, the Compensation of each Employee that may be taken into account under the Plan, except for purposes of section
            4.13 (Code section 415
           limits), shall not exceed the first $200,000 of an Employee's Compensation (as adjusted by the Secretary of the Treasury under Code section 415(d)). For Plan Years begnning on or after January 1, 1994, the Compensation of each Employee that may be taken into account under the Plan, except for purposes of section 4.11, shall not exceed the first $150,000 of an Employee's Compensation (as adjusted pursuant to Code section 401(a)(17)). For purposes of the preceding two sentences, if an Employee is a 5-percent owner of the Employer or one of the ten Highly Compensated Employees paid the greatest Compensation during the year, then any Compensation paid to the spouse of such Employee or to any lineal descendants of such Employee who have not attained age 19 before the close of the year (and any applicable contribution on behalf of any such individual) shall be treated as if it were paid to (or on behalf of) such Employee.
      (m) "Compensation Rate" means the amount of an Employee's Eligible Compensation per pay period determined under uniform rules established by the Committee and before recognition of any Salary Reduction allotment or cafeteria plan election.
      (n)  "Contribution Percentage" means
           (1) with respect to the non-ESOP portion of the Plan, the ratio (expressed as a percentage) of the sum of Voluntary Deduction allotments and the Employer contributions under section 4.2 made on behalf of an Employee who is eligible to participate for a Plan Year to the Compensation of the Employee for such Plan Year; provided, however, that in accordance with Code section 401(m), the Company may elect to take into account Elective Deferrals in computing such Contribution Percentage; and
           (2) with respect to the ESOP portion of the Plan, the ratio (expressed as a percentage) of the sum of the Employer contributions under section 4.3(a) made on behalf of an Employee who is eligible to participate and the value of the shares allocated under section 14.4(d) to the ESOP Account of the Employee for a Plan Year to the Compensation of the Employee for such Plan Year.
      (o)   "Disability Retirement Date" means the date a Participant--
            (1) becomes eligible to receive benefits under a long-term disability plan maintained by the Employer, or
            (2) is determined by the Committee to be totally and permanently disabled.
            In determining whether a Participant is totally and permanently disabled, the Committee may, in its discretion, rely on the opinion of a physician selected by the Committee to assist it in making such a determination.
      (p) "Early Retirement Date" means the first day of any month prior to a Participant's Normal Retirement Date on which he terminates his employment by giving at least 60 days' written notice to the Committee of his intention to retire after he has attained age 55 and the sum of his attained age and the number of his full Years of Service is at least 70.
      (q)   "Elective Deferrals" means Salary Reduction allotments under section 4.1(a) and contributions under other plans maintained by the Company or an Affiliated Company that constitute elective deferrals within the meaning of Code section 402(g)(3).
       (r) "Eligible Compensation" means the regular basic salary or wage paid to an Employee by the Employer before any payroll deduction for taxes or any other purpose, and before any Salary Reduction allotment or cafeteria plan election, but excluding bonuses, awards, shift differentials, deferred compensation, severance payments, differential payments made by reason of the Employee's entry into Military Service, all amounts paid for work in excess of 40 hours in any one week, all overtime or other premium paid for work in excess of a maximum number of hours in any one day, for work on holidays or for any other reason, payments for so-called fringe benefits such as Employer contributions to this Plan or any pension or retirement plan, increased wages or salary resulting from temporary promotion, upgrading or transfer, of whatever duration, to a higher paid job or classification, and any other premium, auxiliary, or special pay of any sort whatsoever.

            January 1, 1994, the Eligible Compensation of an Employee for purposes of the Plan shall not exceed $200,000; provided, however, that such limit shall be adjusted as provided in Code section 415(d). For Plan Years beginning on or after January 1, 1994, the Eligible Compensation of each Employee that may be taken into account under the Plan, except for purposes of section 4.11, shall not exceed the first $150,000 of an Employee's Compensation (as adjusted pursuant to Code section 401(a)(17)). For purposes of the preceding two sentences, if an Employee is a 5-percent owner of the Employer or one of the ten Highly Compensated Employees paid the greatest Compensation during the year, any Compensation paid to the spouse of such Employee or to any lineal descendants of such Employee who have not attained age 19 before the close of the year (and any applicable contribution on behalf of any such individual) shall be treated as if it were paid to (or on behalf of) such Employee.
       (s) "Eligible Employee" means an Employee of an Employer, other than a "leased employee" described in section 3.9 or an Employee covered by a collective bargaining agreement between Employee representatives and the Employer.

       (t) "Employee" means an individual who is an employee of the Company or an Affiliated Company.

       (u) "Employee Post-1986 Voluntary Deduction Account" means an Employee's Voluntary Deduction allotments after December 31, 1986, and investment gains and losses therefrom.

       (v) "Employee Pre-1987 Voluntary Deduction Account" means an Employee's Voluntary Deduction allotments before January 1, 1987, and investment gains and losses therefrom.

       (w) "Employee Salary Reduction Account" means an Employee's Salary Reduction allotments, and investment gains and losses therefrom.

       (x) "Employer" means the Company and any Affiliated Company which has adopted the Plan with the consent of the Company and in the manner prescribed in section 12.1 and any successor corporation which shall adopt the Plan pursuant to section 15.7. If any such corporation shall withdraw from participation in the Plan in accordance with section 12.2, the term Employer shall not thereafter include such corporation.

       (y) "Employer Salary Reduction Account" means the Employer contributions to the Salary Reduction Account of an Employee pursuant to section 4.2, and investment gains and losses therefrom.

       (z) "Employer Voluntary Deduction Account" means the Employer contributions to the Voluntary Deduction Account of an Employee pursuant to section 4.2, and investment gains and losses therefrom.

      (aa) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (bb) "ESOP" means the employee stock ownership plan established pursuant to section 14.1.

      (cc) "ESOP Account" means the account established and maintained on behalf of each Participant in accordance with sections 8.1(c) and
            (d) and 14.2.

      (dd) "Excess Aggregate Contributions" means the amount described in section 4.12(a).
      (ee) "Excess Contributions" means the amount described in section 4.10(a).
      (ff) "Excess Deferrals" means the portion of Elective Deferrals for a calendar year, if any, described in section 4.9.
      (gg) "Family Member" means an individual described as a family member in Code section 414(q)(6).
      (hh) "Highly Compensated Employee" means, with respect to any Plan Year, any Employee who at any time during the preceding Plan Year (or such other period as the Company may elect pursuant to Treasury regulations)--
            (1) received Compensation (as defined in section 2.1(l)(3) of the Plan) from the Employer and all Affiliates in excess of $75,000,
            (2) received Compensation (as defined in section 2.1(l)(3) of the Plan) from the Employer and all Affiliates in excess of $50,000 and was in the top-paid 20 percent of Employees,
            (3) was an officer who received Compensation (as defined in section 2.1(l)(3) of the Plan) from the Employer and all Affiliates in excess of the amount in effect under Code section 415(b)(1)(A) for the preceding Plan Year, or
            (4)  was a 5-percent owner.
            Unless the Company makes the "calendar year calculation election" under Treasury regulations, Highly Compensated Employee also means, with respect to any Plan Year, any Employee who, at any time during that Plan Year, met the descriptions contained in paragraph (1),
            (2), or (3) and was among the top-paid 100 Employees or any Employee who was a 5-percent owner.

            A Family Member of a Highly Compensated Employee and a former employee shall be treated as a Highly

            Compensated Employee to the extent required by sections 414(q)(6) and (9) of the Code and the regulations thereunder.

            The dollar limits described in paragraphs (1), (2), and (3) will be adjusted to reflect increases in the cost of living, in the manner and at the times prescribed by the Secretary of the Treasury.
       (ii) "Hour of Employment" means an hour for which an individual receives credit pursuant to section 3.7.
       (jj) "MCN Stock" means common stock of MCN Corporation.
       (kk) "Military Service" means service--
            (1) on active duty, in time of national or local emergency, in the armed forces of the United States or of any State thereof,
            (2) in the armed forces of the United States or of any State thereof under any compulsory service law, or
            (3)  in the armed forces of the United States or any of its allies in time of war in which the United States is engaged.
       (ll) "Nonhighly Compensated Employee" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Member of a
            Highly Compensated Employee who is a 5-percent owner of the Employer or one of the ten Highly Compensated Employees paid the greatest Compensation during the year.
       (mm) "Normal Retirement Date" means the Participant's sixty-fifth birthday, if such birthday falls on the first day of the month; otherwise, the first day of the month next following the month in which such birthday occurs.
       (nn) "Participant" means an Employee who is participating in the Plan in accordance with its provisions.
       (oo) "Plan" means MichCon Savings and Stock Ownership Plan and any amendments thereto or restatements thereof from time to time adopted.
       (pp) "Plan Account" means the total value of an Employee's Savings Plan Account and ESOP Account.

        (qq) "Plan Year" means the calendar year.
        (rr) "Primark Corporation Stock" means common stock of Primark Corporation.
        (ss) "Regulations" means regulations issued by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code.
        (tt) "Salary Reduction" means an election by a Participant to have the Compensation Rate that would otherwise be payable reduced and contributed by the Employer to the Plan as a regular allotment on behalf of the Participant.
        (uu) "Salary Reduction Account" means an Employee's Salary Reduction allotments, related Employer matching contributions, and investment gains and losses therefrom.
        (vv) "Savings Plan Account" means the total value of an Employee's
             Salary Reduction Account and Voluntary Deduction Account.
        (ww) "Suspense Account" means the account used to reflect MCN Stock acquired with loan proceeds pursuant to section 14.4.
        (xx) "Trust" means the Trust created by agreement between the Employers and the Trustee, as from time to time amended.
        (yy) "Trust Agreement" means the agreement between the Employers and the Trustee referred to in section 8.8.
        (zz) "Trustee" means the Trustee hereinafter provided for in section 8.8 or any successor Trustee.
       (aaa) "Valuation Date" means the last day of each Accounting Period on which the New York Stock Exchange shall be open for business.
       (bbb) "Vesting Requirement" means the requirement for vesting described in section 5.2.
       (ccc) "Voluntary Deduction" means an Employee's payroll deduction allotments other than Salary Reduction allotments.

       (ddd) "Voluntary Deduction Account" means an Employee's Voluntary Deduction allotments, related Employer matching contributions, and investment gains and losses therefrom.
       (eee) "Years of Service" means year(s) of employment of an Employee by an Employer or nonparticipating Affiliated Company as such term is defined in section 3.5.

     2.2 Construction.  Unless the context clearly requires otherwise--
        (a) the masculine pronoun whenever used shall include the feminine, the singular shall include the plural, and vice versa, and
        (b) headings of Articles and sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                    Article III.  Participation and Service

      3.1  Eligibility Requirements.
      (a) Each individual who was eligible to participate in the Plan on December 31, 1988, in accordance with the terms of the Plan in effect on said date shall continue to be eligible to participate, subject to the provisions of this Plan. Each other Employee shall become eligible to participate on the first day of the first Accounting Period coincident with or next following the latest to occur of--
           (1)  the date he is employed as an Eligible Employee,
           (2) the date on which he completes at least one year of eligibility service (as defined in section 3.1(b)), or
           (3)  the date on which he attains age 21;
           provided he is employed as an Eligible Employee on such date.
      (b) For purposes of this Article III, a year of eligibility service shall mean the 12-month period beginning on the date of an Employee's first Hour of Employment, or the 12-month period beginning on an Employee's Anniversary Date during which he completes at least 1,000 Hours of Employment.

     3.2 Eligibility Upon Merger or Reemployment. Any Employee who is a Participant in any plan which is merged into this Plan shall become a Participant in this Plan immediately upon the effective date of the merger. Such an Employee shall be eligible to actively participate in this Plan in accordance with section 3.4.

If a Participant's employment is terminated and he is thereafter reemployed before incurring a Break in Service Year, he shall be eligible again to actively participate in the Plan commencing with the first day of the first Accounting Period coincident with or next following his date of reemployment. In the event such Participant does incur a Break in Service Year, he shall be eligible again to actively participate in the Plan commencing with the first day of the first Accounting Period coincident with or immediately preceding the day on which he is reemployed after he has again satisfied the eligibility requirement of section 3.1(a).

     3.3 Collective Bargaining Agency. If any Employee shall become a Participant in the Plan and shall thereafter be represented by a collective bargaining agency pursuant to a collective bargaining agreement between his Employer and the collective bargaining agency representing such Employee, he shall nevertheless continue to be eligible to actively participate in the Plan until such time as the terms and conditions of his employment are governed by a collective bargaining agreement between his Employer and the collective bargaining agency representing such Employee, but shall be eligible thereafter only if such agreement shall expressly so provide.

If such an Employee becomes eligible to participate in the Michigan Consolidated Gas Company Union Employees' Investment Plan or any successor plan, his entire Plan Account shall be transferred to such plan and the Employee shall no longer be eligible to participate in this Plan. Effective as of April 1, 1989, the Participant's Plan Account shall be fully vested upon such transfer.

     3.4 Applications. An Employee who is eligible to participate on the date the Plan becomes effective with respect to his Employer may become a Participant commencing with such effective date by filing a written application with his Employer in the form prescribed by the Committee not later than 20 days after such effective date. Thereafter, an Eligible Employee may become a Participant by filing a written application with his Employer in the form prescribed by the Committee at least 20 days prior to the date upon which his participation is to commence.

The Employee's application shall authorize the Employer to deduct allotments from the Employee's Eligible Compensation in amounts specified by the Employee pursuant to Article IV, and to have allotments made as a Salary Reduction pursuant to Article IV. The application shall evidence the Employee's acceptance of and agreement to all of the provisions of the Plan.

     3.5 Years of Service. An Employee shall be credited for Years of Service for his period of employment with the Employer and each nonparticipating Affiliated Company, determined as follows:
      (a) An Employee shall receive credit, for purposes of vesting, for all Years of Service. An Employee shall have one "Year of Service" for each 12-month period beginning on the date of the Employee's first Hour of Employment and on each subsequent Anniversary Date, during which the Employee completes 1,000 or more Hours of Employment.
      (b)  Years of Service shall not be interrupted--
           (1) by any transfer of employment of an Employee between Affiliated Companies regardless of whether the Affiliated Company is an Employer hereunder; or
           (2) during such period as an Employee is receiving credit for Hours of Employment under section 3.7.
      (c) If an Employee is reemployed following a Break in Service Year, he shall be considered a new Employee for purposes of the Plan, except--
           (1) If prior to such Break in Service Year he had a vested interest in his ESOP Account, Employer Salary Reduction Account, or Employer Voluntary Deduction Account, Years of Service he had prior to the Break in Service Year shall be reinstated after such Employee completes a Year of Service after such Break in Service Year.
           (2) If section 3.5(c)(1) is not applicable, and if the Employee's number of consecutive Break in Service

                  Years does not equal or exceed the greater of five or the number of Years of Service he had before incurring a Break in Service Year, the Years of Service he had prior to such Break in Service Years shall be reinstated after such Employee completes a Year of Service after such Break in Service Years.
      (d) Notwithstanding the foregoing provisions, an Employee's Years of Service shall exclude any Years of Service completed before an Employee attains age 18.

     3.6 Break in Service Year. "Break in Service Year" shall mean a 12-month period beginning on an Employee's Anniversary Date during which the Employee has not completed more than 500 Hours of Employment (as defined in section 3.7). Notwithstanding the foregoing, the following periods shall not be deemed to be Break in Service Years:
      (a) If a Participant retires on his Disability Retirement Date, thereafter ceases to be totally and permanently disabled, and returns to the employ of an Employer, the period between his Disability Retirement Date and the date as of which he ceases to be totally and permanently disabled.
      (b) If a Participant commences receiving benefits under a long-term disability benefit program maintained by an Employer and thereafter ceases to receive benefits under such program and returns to the employ of the Employer, the period during which he was receiving benefits under such program.
If an Employee incurs a Break in Service Year and prior to such Break in Service Year has not completed five Years of Service, his Years of Service completed prior to such a Break in Service Year shall be disregarded unless he completes a Year of Service after such Break in Service Year and before the total of such Break in Service Year and any ensuing consecutive Break in Service Years equals the greater of five or the number of his

Years of Service (as defined in section 3.5 but without excluding Years of Service completed prior to attaining age 18) prior to such Break in Service Year.

     3.7 Hours of Employment. "Hours of Employment" shall mean, for any individual performing or who has performed services for one or more Employers or nonparticipating Affiliated Companies, the sum of the following:
      (a) All hours for which the individual is directly or indirectly paid or entitled to payment by an Employer or nonparticipating Affiliated Company for the performance of duties. These hours shall be credited to the individual for the computation period or periods in which the duties are performed.
      (b) Except as provided in section 3.7(e) below, all hours for which the individual is directly or indirectly paid or entitled to payment by an Employer or nonparticipating Affiliated Company for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, leave of absence, Military Service, or disability) other than for the performance of duties. These hours shall be credited to the individual for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.
      (c) All hours for which back pay, irrespective of mitigation of damages, has been awarded, agreed to, or paid by an Employer or nonparticipating Affiliated Company, with no duplication of credit for hours. These hours shall be credited to the individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.
      (d) Except as provided in section 3.7(e) below, eight Hours of Employment per day for each working day that an individual is absent from work without pay for an approved leave of absence, voluntary time, sick time, disciplinary leave, or Military Service if the individual returns to the employ of an Employer or nonparticipating Affiliated Company within 90 days after the end of such period. These hours shall be credited to the individual for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first such period.
      (e) Eight Hours of Employment per day for each working day that an individual is absent from work with or without pay because of pregnancy of the individual, birth of a child to the individual, placement of a child with the individual in connection with the adoption of such child by such individual, or caring for such child for a period beginning immediately following such birth or placement. The Committee may, in its discretion, request such information from the individual as the Committee shall deem relevant in order to verify that an absence is for the reasons described in this subsection (e).

           Notwithstanding the foregoing, no more than 501 Hours of Employment shall be credited under this subsection (e) on account of any such pregnancy or placement if the individual does not return to the employ of an Employer or participating Affiliated Company within 90 days after the end of the period approved for such absence. Hours credited under this subsection (e) shall be credited to the individual only in the year in which the absence begins if the crediting is necessary to prevent a Break in Service Year for such year; or, in any other case, in the immediately following year; provided, however, that if more than 501 hours are credited under this subsection (e) on account of any such pregnancy or placement, the excess over 501 hours shall be credited to the period or periods to which it relates.
      (f) Notwithstanding the foregoing, any individual whose compensation is not computed on the basis of hours worked and who normally performs services for any Employer or nonparticipating Affiliated Company during its entire work day shall be credited with ten Hours of Employment for each working day in any period during which he is entitled to receive compensation from the Employer or nonparticipating Affiliated Company for the performance of services pursuant to section 3.7(a) and eight Hours of Employment for each working day in any period during which such individual performed no duties but is entitled to Hours of Employment under section 3.7(b) or (c).

Hours of Employment credited under this section 3.7 shall comply with the rules set forth in 29 C.F.R. section 2530.200b-2(b) and (c), which rules are hereby incorporated by reference.

     3.8 Employment by Related Entities. If an Employee's employer is a nonparticipating Affiliated Company, any period in which the Employee is employed by the nonparticipating Affiliated Company, while such membership or common control as defined in section 2.1(c) exists, shall be taken into account for purposes of satisfying the eligibility service requirement set forth in section 3.1 and measuring such Employee's Years of Service to the same extent it would have been had such period of employment been employment by an Employer.

     3.9 Leased Employees. A person who is not an Employee of an Employer or nonparticipating Affiliated Company and who performs services for an Employer or a nonparticipating Affiliated Company pursuant to an agreement between the Employer or nonparticipating Affiliated Company and a leasing organization shall be considered a "leased employee" if such person performed the services on a substantially full-time basis for a year and the services are of a type historically performed by employees. A person who is considered a "leased employee" of an Employer or nonparticipating Affiliated Company shall not be considered an Employee for purposes of participating in this Plan or receiving any contribution or benefit under this Plan. A leased employee shall be excluded from this Plan regardless of whether the leased employee participates in any plan maintained by the leasing organization. However, if a leased employee participates in the Plan as a result of subsequent employment with an Employer, his previous service as a leased employee shall be counted in calculating his Years of Service. Notwithstanding the preceding provisions of this section 3.9, a leased employee will be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and for purposes of determining the number and identity of Highly Compensated Employees.

                           Article IV.  Contributions

        4.1 Employee Allotments.
        (a) Amount of Allotments. Each Participant may make a regular allotment to the Plan. Such allotment shall not be less than 1 percent nor more than--
            (1)  Prior to April 1, 1992, 12 percent of his
                 Compensation Rate, in incremental percentages of 1 percent;
            (2)  On and after April 1, 1992 and prior to
                 September 1, 1993, 14 percent of his Compensation Rate, in incremental percentages of 1 percent, or
            (3) On and after September 1, 1993, 15 percent of his Compensation Rate, in incremental percentages of 1 percent.
            Allotments will be effected by Voluntary Deductions, Salary Reductions, or any combination thereof, as elected by the Participant. The amount of such Voluntary Deductions or Salary Reductions shall be transferred to the Trustee after each pay period; provided, however, that a Participant's Salary Reduction allotments shall not exceed
            (A) Prior to October 1, 1990, 6 percent of the Participant's Compensation Rate, subject to adjustment pursuant to section
                 5.1 of the Plan as in effect on April 1, 1989;
            (B) On and after October 1, 1990 and prior to April 1, 1992, 6 percent of the Participant's Compensation Rate;
            (C) On and after April 1, 1992 and prior to September 1, 1993, 8 percent of the Participant's Compensation Rate; or
            (D) On and after September 1, 1993, 8 percent of the Participant's Compensation Rate, if the Participant is a Highly Compensated Employee, or

                  9 percent of the Participant's Compensation Rate if the Participant is not a Highly Compensated Employee;
            and further provided, however, that Voluntary Deductions and Salary Reductions shall be limited as provided in sections 4.8 and 4.11.

            Notwithstanding the foregoing, the Committee may, in its sole discretion, (1) reduce the Salary Reduction allotments permitted by a group of Participants if, in the opinion of the Committee, it is advisable to do so in order to satisfy the requirements of section
            4.8 or 4.13; or (2) reduce the Voluntary Deduction allotments permitted by a group of Participants if, in the opinion of the Committee, it is advisable to do so in order to satisfy the requirements of section 4.11 or 4.13.
      (b) Changes in Allotments. The allotment of Voluntary Deductions and/or Salary Reductions designated by a Participant shall continue in effect, notwithstanding any change in his Compensation Rate, until the Participant shall change such allotment; provided, however, that such allotment shall in no event be less than 1 percent, nor more than--
            (1) 12 percent of his Compensation Rate, in incremental percentages of 1 percent, prior to April 1, 1992, or
            (2) effective April 1, 1992, 14 percent, in incremental percentages of 1 percent, of the Participant's prevailing Compensation Rate, or
            (3) effective September 1, 1993, 15 percent, in incremental percentages of 1 percent of the Participant's prevailing Compensation Rate.
            A Participant may change his allotment--
                 (A) prior to August 1, 1991, as of the first day of any Accounting Period, or

                  (B) on or after August 1, 1991, but prior to December 1, 1993, as of the first day of any calendar quarter, or
                  (C) on or after December 1, 1993, as of the first day of any month, by giving written directions to his Employer in the form prescribed by the Committee at least 20 days prior to the effective date of the change. Prior to August 1, 1991, such changes may be made only once in each calendar year except that any time a Participant's Compensation Rate is changed he shall have the right to change his allotment as of the first day of any Accounting Period commencing not more than 60 days thereafter by giving 20 days' written notice to his Employer in the form prescribed by the Committee.
       (c) Voluntary Suspension of Allotments. Any Participant may, by giving 20 days' written notice to his Employer in the form prescribed by the Committee, suspend his allotment of Voluntary Deductions and/or Salary Reductions, effective as of the end of any Accounting Period, either indefinitely or for any specified period provided that in either case the suspension shall be for at least 12 full Accounting Periods. In case of any such suspension of any allotments, the Employer's contributions on behalf of the Participant shall be automatically suspended for a like period.
       (d) Automatic Suspension of Allotments. A Participant's allotments of Voluntary Deductions and Salary Reductions and the Employer's contributions on behalf of the Participant shall be suspended automatically for any period during which the Participant is absent without pay under any of the circumstances described in section 3.7(c), (d), or (e), and such an absence shall not constitute termination of service for purposes of any of the provisions of Article IX. A Participant may, by giving 20 days' written notice to his Employer in the form prescribed by the Committee, suspend his allotment of Voluntary Deductions and/or Salary Reductions for any period during which he is absent from work under any of the circumstances described in section 3.7(b) or (c) and receiving Compensation at a reduced Compensation Rate, in which case the Employer contributions on behalf of such Participant shall be automatically suspended for a like period.

     4.2 Employer Savings Plan Contributions. Each Employer shall contribute, to the Salary Reduction Account of each of its participating Employees, an amount equal to 25 percent of the Salary Reduction allotment of such Participant; provided, however, that Salary Reduction allotments in excess of 4 percent of the Participant's Compensation Rate shall be disregarded. In cases where the Participant's Salary Reduction allotment is less than 4 percent of his Compensation Rate, the Employer shall contribute to the Voluntary Deduction Account of such participating Employee an amount equal to 25 percent of the smaller of (a) his Voluntary Deduction allotment, or (b) 4 percent of his Compensation Rate reduced by his Salary Reduction allotment.

Effective as of the first pay period following the date on which a Participant has completed ten Years of Service, 5 percent shall be substituted for 4 percent in each place that it appears in the preceding paragraph.

For periods beginning on or after September 1, 1993, effective as of the first pay period following the date on which a Participant has completed 25 Years of Service or as of September 1, 1993, if later, 6 percent shall be substituted for 4 percent in each place that it appears in the first paragraph of this section 4.2.

Notwithstanding the foregoing, the Committee, in its sole discretion, may reduce the Employer contribution on behalf of a group of Participants if, in the opinion of the Committee, it is advisable to do so in order to satisfy the contribution percentage test specified in section 4.11.

     4.3  Employer ESOP Contributions.
     (a)  Basic ESOP Contribution.  Effective on and after
          April 1, 1989, each Employer shall contribute to the ESOP Account of each of its participating Employees each pay period an amount equal to the difference, if any, between (1) and (2) below:
            (1) 75 percent of the sum of the Salary Reduction and Voluntary Deduction allotments of such Participant for such pay period; provided, however, that Salary Reduction and Voluntary Deduction allotments shall be disregarded to the extent that they exceed, in the aggregate, 4 percent of such Participant Compensation Rate. Effective as of the dates specified in section 4.2--
                 (A) the 4 percent shall be increased to 5 percent for Participants who have completed ten Years of Service, and
                 (B) for periods beginning on or after September 1, 1993, the 4 percent shall be increased to 6 percent for Participants who have completed 25 Years of Service.
            (2) The value of the shares of MCN Stock allocated to the ESOP Account of such Participant pursuant to section 14.4(d) for such pay period. The value of shares allocated under section 14.4(d) shall be the market value thereof as of the last day of the pay period for which the shares are allocated, with the market value to be determined by the Committee in a nondiscriminatory manner.
      (b) Contribution of Principal, Interest, or Other Payments. Each Employer also shall contribute to the ESOP its proportionate share of any additional amount necessary to make principal, interest, or other payments required by the terms of any loan made to the ESOP in accordance with section 14.4. Each Employer's proportionate share shall be equal to the proportion that its contributions under section 4.3(a) bears to the total contributions under section 4.3(a).

           Effective November 1, 1989, each Employer also may make additional contributions to make principal, interest, or other payments in accordance with the terms of any loan made to the ESOP in accordance with section 14.4.
      (c) Dividend-Related Contributions. Effective November 1, 1989, each Employer also shall contribute to the ESOP Account of each of its participating Employees such amounts as may be necessary to acquire for the ESOP Account of such Participant shares of MCN Stock having a fair market value equal to the amount of any dividends on shares of MCN Stock allocated to the ESOP Account of such Participant that were used to repay an ESOP loan in accordance with section 14.4(c). Such contributions shall be made on, or as soon as practicable after, each date on which dividends on allocated shares of MCN Stock are used to repay a loan. In no event shall the shares of MCN Stock acquired with contributions under this subsection (c) be allocated to the ESOP Account of such Participant later than the last day of the Plan Year during which (but for the use of the dividend to repay the loan) the dividend giving rise to such contribution would have been allocated to the ESOP Account of such Participant.

     4.4 Additional Employer Contributions. Effective January 14, 1991, if a Participant receiving payments (based upon 40 or more hours per week) under the terms of any Workers' Compensation law does not have sufficient compensation to make Salary Reduction or Voluntary Deduction allotments in an amount equal to the amount of the Participant's allotments as in effect during the Participant's last period of active service, then the

Participant's Employer shall contribute on behalf of the Participant such additional amount as would have been contributed by the Employer under sections
4.2 and 4.3 on behalf of such Participant had the Participant's allotments been continued at the rate in effect during the Participant's last period of active service. Additional contributions under this section 4.4 shall be treated for accounting purposes as if made under section 4.2 or 4.3, as applicable, except such contributions shall not be considered when computing the Contribution Percentage (as defined in section 2.1(n).

     4.5    Rollover Contributions.
     (a) From Qualified Plan. If an Employee receives, either before or after becoming an Employee--
            (1) prior to January 1, 1993, a qualified total distribution (within the meaning of Code section 402(a)(5)(E)) or,
            (2) effective January 1, 1993, an eligible rollover distribution (within the meaning of Code section 402(c)(4))
            from an employees' trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or from a qualified annuity plan described in Code section 403(a) (other than an employees' trust or an annuity plan under which the Employee was an Employee within the meaning of Code section 401(c)(1) at the time contributions were made on his behalf under such trust or annuity plan), then such Employee may transfer and deliver to the Committee, to be credited to his Employee Salary Reduction Account as if it were a Salary Reduction allotment, an amount which does not exceed the amount of such qualified total distribution or eligible rollover distribution (including any proceeds from the sale of any property received as a part of such qualified total distribution or eligible rollover distribution) less, in the case of a qualified total distribution, the amount considered contributed to such trust or annuity plan by the Employee.
      (b)   From Individual Retirement Account or Annuity.  If--
            (1) an Employee receives, either before or after becoming an Employee, a distribution or distributions from an individual retirement account or individual retirement annuity (within the meaning of Code section 408) or from a retirement bond (within the meaning of Code section 409);
            (2) no amount in such account, no part of the value of such annuity, or no part of the value of the proceeds of such bond is attributable to any source other than--
                 (A) prior to January 1, 1993, a qualified total distribution (within the meaning of Code section 402(a)(5)(E)), or
                 (B) effective January 1, 1993, an eligible rollover distribution (within the meaning of Code section 402(c)(4))
                 from an employees' trust described in Code section 401(a) which is exempt from tax under Code section 501(a) or annuity plan described in Code section 403(a) (other than an employees' trust or an annuity plan under which the Employee was an Employee within the meaning of Code section 401(c) at the time contributions were made on his behalf under such trust or annuity plan) and any earnings on such a qualified total distribution or eligible rollover distribution; and
            (3) for rollovers prior to January 1, 1993, the amount received represents the entire amount in such account, the entire value of such annuity or the entire value of such bond, then such Employee may transfer and deliver to the Committee, to be credited to his Salary Reduction Account as if it were a Salary Reduction allotment, such distribution or distributions.
      (c) Timing and Substantiation. Any transfer and delivery pursuant to this section 4.5 shall be delivered by the Employee to the Committee and by the Committee to the Trustee on or before the sixtieth day after the day on which the Employee receives the distribution or on or before such later date as may be prescribed by law. Any such transfer and delivery must be accompanied by--
           (1) a statement of the Employee that to the best of his knowledge the amount so transferred meets the conditions specified in this section 4.5, and
           (2) a copy of such documents as may have been received by the Employee advising him of the amount and the character of such distribution.
            Notwithstanding the foregoing, the Committee shall not accept a rollover contribution if, in its judgment, such acceptance would cause the Plan to violate any provision of the Code or Regulations.
       (d) Deemed Allotment for Certain Purposes. A rollover contribution pursuant to this section 4.5 shall be deemed to be an allotment of a Participant for purposes of the value of a Participant's fund account as provided in section 8.2 and in determining the amount distributable to a Participant, the provisions of Article IX that are applicable to Salary Reduction allotments will be used, pursuant to section 9.1, but not for purposes of determining the amount of the contribution to be made on behalf of a Participant by his Employer pursuant to section 4.2, 4.3, or 4.4 or calculating the Annual Addition of such Participant.
       (e) Deemed Participation for Certain Purposes. If the amount of rollover contribution is made by an Employee prior to his becoming a Participant, such Employee shall, until such time as he becomes a Participant, be deemed to be a Participant for all purposes of the Plan except for purposes of any determination of when he becomes a Participant pursuant to section 3.1 and the making of allotments pursuant to section 4.1(a).

     4.6 Transfers from the MichCon Investment and Stock Ownership Plan. Effective April 1, 1989, if an Employee who previously had participated in the MichCon Investment and Stock Ownership Plan (the "Investment Plan") becomes a Participant in the Plan and the Participant's plan account in the Investment Plan is transferred to the Plan in accordance with section 3.3 of the Investment Plan, the Plan shall accept such transfer. Amounts transferred shall be 100 percent vested at all times and shall be treated for all purposes in the same manner as they were treated under the Investment Plan; that is:
      (a) Amounts attributable to Employer salary reduction allotments under the Investment Plan shall be allocated to the Participant's Employee Salary Reduction Account;
      (b) Amounts attributable to voluntary deduction allotments under the Investment Plan shall be allocated to the Participant's Employee Voluntary Deduction Account;
      (c) Amounts attributable to Employer Investment Plan contributions shall be allocated to the Participant's Employer Salary Reduction Account or Employer Voluntary Deduction Account, as the case may be; and
      (d) Amounts transferred from the ESOP Account of the Participant in the Investment Plan shall be allocated to the Participant's ESOP Account.
Notwithstanding the foregoing, amounts transferred shall not be used for purposes of determining the amount of the contribution to be made on behalf of a Participant by the Employer pursuant to section 4.2, 4.3, or 4.4, or calculating the Actual Deferral Percentage, Contribution Percentage, or Annual Addition of the Participant.

      4.7  Transfers from the MichCon Employee Stock Ownership Plan.

      (a) In General. The Company has previously maintained the MichCon Employee Stock Ownership Plan (the "Tax Credit ESOP"), which was a plan separate and distinct from the MichCon Employee Stock Ownership Plan for Non-Union Employees which constitutes a part of the Plan. The Company terminated the Tax Credit ESOP and, upon such termination, a portion of the assets of the Tax Credit ESOP were transferred to this Plan. The purpose of this section 4.7, which is effective as of January 25, 1991, is to set forth specific provisions applicable to the assets so transferred. In the event of any conflict between any other provision of the Plan and this section 4.7 the terms of this section 4.7 shall govern with respect to amounts transferred from the Tax Credit ESOP, adjusted for earnings and losses thereon.

      (b) Allocation to ESOP Account. All amounts transferred from the Tax Credit ESOP attributable to Plan Years 1975 through 1982 on behalf of any Participant or former Participant who has an account balance in this Plan shall be allocated to the ESOP Account of such Participant or former Participant. The amounts transferred to the ESOP Account of a Participant or former Participant, adjusted for any earnings or losses thereon, shall, subject to the special rules set forth in this section 4.7, be treated in the same manner as other assets of the ESOP Accounts for all purposes of this Plan, including, but not limited to, distributions, loans, investments, and diversification of investments. The amounts transferred shall not be deemed to constitute an Employee Allotment or an Employer Contribution for discrimination testing or any other purpose.

      (c) Allocation to MCN Salary Reduction Account. All amounts transferred from the Tax Credit ESOP attributable to Plan Years 1983 through 1986 on behalf of any Participant or former Participant who has an account balance in this Plan shall be allocated to the Salary Reduction Account of such Participant or former Participant. The amounts transferred to the Salary Reduction Account of a Participant or former Participant, adjusted for any earnings or losses thereon, shall, subject to the special rules set forth in this section 4.7, be treated in the same manner as other assets of the Salary Reduction Accounts for all purposes of this Plan, including, but not limited to, distributions, loans, investments, and diversification of investments. The amounts transferred shall not be deemed to constitute an Employee Allotment or an Employer Contribution for discrimination testing or any other purpose.
      (d) Vesting. All amounts transferred from the Tax Credit ESOP on behalf of any Participant or former Participant, adjusted for any earnings or losses thereon, shall at all times be fully vested and nonforfeitable.

     4.8    Limitations on Salary Reduction Allotments.
      (a)   Dollar Limitation.  In no event shall any Employer make
            Salary Reduction allotments for any calendar year, with respect to any Participant in excess of $7,627 (for 1989) (as adjusted by the Secretary of the Treasury to reflect increases in the cost of living). This limit shall be applied by aggregating all plans and arrangements maintained by the Company and all Affiliated Companies that provide for elective deferrals (as defined in Code section 402(g)).
      (b) ADP Test. In addition to the limitations set forth elsewhere in this Plan, one of the following tests must be satisfied for the Plan Year:
            (1)  The Average Actual Deferral Percentage for Highly
                 Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated
                 Employees who are eligible to participate for the Plan Year multiplied by 1.25; or
            (2)  The Average Actual Deferral Percentage for Highly
                 Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Actual Deferral Percentage for Nonhighly Compensated Employees who are eligible to participate for the Plan Year multiplied by two, provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of Treasury shall prescribe in accordance with Code section 401(m)(9) to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee. Any such restriction on the multiple use of the alternative limit shall be implemented pursuant to uniform rules adopted by the Committee.
      (c) Determination of Actual Deferral Percentages. For purposes of the Actual Deferral Percentage test described in this section 4.8--
            (1) An Elective Deferral will be taken into account for a Plan Year only if it relates to Compensation that either would have been received by the Eligible Employee in the Plan
                 Year (but for the deferral election) or is attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election);

            (2) An Elective Deferral will be taken into account for a Plan Year only if it is allocated to the Eligible Employee as of a date within that Plan Year. For this purpose, an Elective Deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Deferral is actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates;
            (3) The Actual Deferral Percentage for an Employee who is eligible to participate shall be computed by treating any Excess Deferral (as defined in section 4.9) as an Elective Deferral, except to the extent provided by Regulations;
            (4) The Actual Deferral Percentage for any Employee who is a participant under two or more section 401(k) plans or arrangements that are maintained by the Company or an Affiliated Company shall be determined as if all such Elective Deferrals were made under a single arrangement; provided, however, that no Elective Deferrals under an employee stock ownership plan (as defined in Code section 4975(e)(7)) shall be taken into account for purposes of this section 4.8;
            (5) In the event that two or more plans which include cash-or-deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or 410(b), the cash-or-deferred arrangements included in such plans shall be treated as one arrangement for purposes of this section 4.8;
            (6) For purposes of determining the Actual Deferral Percentage of an Employee who is a 5-percent owner of the Company or one of the ten Highly Compensated Employees paid the most Compensation during the year, the Elective Deferrals and Compensation of such Employee shall include the

                 Elective Deferrals and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Employees who are Nonhighly Compensated Employees; and
            (7)  The determination and treatment of the Elective
                 Deferrals and Actual Deferral Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

     4.9 Distribution of Excess Deferrals. "Excess Deferrals" means excess deferrals as defined under Code section 402(g). Notwithstanding any other provision of the Plan, the Excess Deferral, if any, of each Employee with respect to a calendar year plus any income and minus any loss allocable thereto shall be distributed no later than April 15 of the following calendar year to each Employee who claims an Excess Deferral for the preceding calendar year. Excess Deferrals shall be treated as Annual Additions under the Plan.

The Employee's claim shall be in writing; shall be submitted to the Committee no later than March 1; shall specify the Employee's Excess Deferral for the preceding calendar year; and shall be accompanied by the Employee's written statement that if such amount is not distributed, such Excess Deferral, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 408(k), or 403(b), exceeds the limit imposed on the Employee by Code section 402(g) for the year in which the deferral occurred.

Notwithstanding the preceding paragraph, the Employer may notify the Plan on behalf of the individual of Excess Deferrals to the extent that the individual has Excess Deferrals for the calendar year calculated by taking into account only elective deferrals under this Plan and other plans of the Company and any Affiliated Company.

The Excess Deferral distributed to an Employee with respect to a calendar year shall be adjusted for any income or loss thereon for such calendar year and for the period between the end of such calendar year and the date of distribution. The income or loss allocable to such calendar year shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Salary Reduction Account by a fraction, the numerator of which is the Excess Deferral of the Employee for such calendar year and the denominator of which is the Employee's Salary Reduction Account balance on the last day of such calendar year. The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Excess Deferral for the preceding calendar year multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution. A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

In the event that an Employee's Salary Reduction allotments are distributed to such Employee under this section 4.9, any Employer contributions attributable thereto plus any income and minus any loss allocable thereto shall be forfeited.

     4.10 Distribution or Recharacterization of Excess Contributions.
      (a)  Determination of Excess Contributions.  "Excess
           Contributions" means, with respect to any Plan Year, the excess of--
           (1) the aggregate amount of Elective Deferrals actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over

            (2) the maximum amount of such Elective Deferrals permitted under the limitations of section 4.8(b), determined by reducing Elective Deferrals as follows:
                 (A) First, the Actual Deferral Percentage (as defined in section 2.1(b)) of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent necessary to satisfy the test described in section 4.8(b) or to cause such percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.
                  (B) Second, this process is repeated until the test described in section 4.8(b) is satisfied.
            Excess Contributions shall be treated as Annual Additions under the Plan.

            For purposes of this section 4.10, to the extent permitted by the Code, the Excess Contributions shall be reduced by the amount of any Excess Deferrals included in such Excess Contributions and distributed to the Employee pursuant to section 4.9.
       (b) Distribution or Recharacterization. Notwithstanding any other provision of the Plan, either--
            (1) Excess Contributions with respect to a calendar year plus any income and minus any loss allocable thereto shall be distributed no later than the last day of the following calendar year to Employees on whose behalf such Excess Contributions were made for the preceding calendar year; or
            (2) at the election of the Employee and to the extent permitted by the Code, the Excess Contributions shall be treated as distributed to the Employee and then contributed by the Employee to the Plan as a Voluntary Deduction allotment.
      (c) Adjustment for Income and Loss. The Excess Contributions to be distributed to an Employee with respect to a calendar year shall be adjusted for any income or loss thereon for such calendar year and for the period between the end of such calendar year and the date of distribution. The income or loss allocable to such calendar year shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Salary Reduction Account by a fraction, the numerator of which is the Excess Contributions for such calendar year and the denominator of which is the Employee's Salary Reduction Account balance on the last day of such calendar year. The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Excess Contributions for the preceding calendar year multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution. A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

           In the event that an Employee's Salary Reduction allotments are distributed to such Employee under this section 4.10, any Employer contributions attributable thereto plus any income and minus any loss allocable thereto shall be forfeited.

     4.11 Limitations on Voluntary Deduction Allotments and Employer Contributions.
      (a) ACP Test. In addition to the limitations set forth elsewhere in this Plan, both the ESOP and the non-ESOP portions of the Plan, tested separately, must satisfy one of the following tests for each Plan Year:
           (1) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate for the Plan Year multiplied by 1.25; or
           (2) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate for the Plan Year multiplied by two, and the Average Contribution Percentage for such Highly Compensated Employees shall not exceed theAverage Contribution Percentage for such Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of Treasury shall prescribe in accordance with Code section 401(m)(9) to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
                Any such restriction on the multiple use of the alternative limit shall be implemented pursuant to uniform rules adopted by the Committee.
      (b) Determination of Contribution Percentages. For purposes of the Average Contribution Percentage test described in this section 4.11--
           (1) the Contribution Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee contributions or to receive Employer contributions or Elective Deferrals allocated to his account under two or more plans described in Code section 401(a) or arrangements described in Code section 401(k) that are maintained by the Company or an Affiliated Company shall be determined as if all such contributions and Elective Deferrals were made under a single plan; provided, however, that contributions and Elective Deferrals under an employee stock ownership plan (as defined in Code section 4975(e)(7)) shall not be combined with contributions and Elective Deferrals under a plan that is not an employee stock ownership plan.
            (2) In the event that this Plan satisfies the requirements of Code section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with either the ESOP or the non-ESOP portion of this Plan, then this section 4.11 shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. The ESOP portion of the Plan will not be used in conjunction with any other plan to satisfy the requirements of Code section 401(a)(4) or 410(b).
            (3) For purposes of the application of this section 4.11 to an Employee who is a 5-percent owner of the Employer or one of the ten Highly Compensated Employees paid the most Compensation during the year, Voluntary Deduction allotments, Employer contributions, and Compensation (and, if applicable, Elective Deferrals under this Plan and Employee contributions, Employer contributions, and Elective Deferrals under other plans maintained by the Company or an Affiliated Company) of such Participant shall include such allotments, contributions, Elective Deferrals, and

                 Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Employees who are Nonhighly Compensated Employees.
            (4) The determination and treatment of the Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

     4.12  Disposition of Excess Aggregate Contributions.
      (a)  Determination of Excess Aggregate Contributions.
           "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of--
           (1) the aggregate amount of Employer contributions under section 4.2 or sections 4.3(a) and 14.4(d) (as applicable) and Voluntary Deduction allotments (and any Elective Deferrals taken in account in computing Contribution Percentages under section 4.11(b)) actually made on behalf of Highly Compensated Employees for such Plan Year, over
           (2) the maximum amount of such contributions permitted under the limitations of section 4.11(a), determined by reducing such Employer contributions and Voluntary deduction allotments as follows:
                 (A) First, the Contribution Percentage (as defined in section 4.11(b)) of the Highly Compensated Employee with the highest Contribution Percentage is reduced as described in the following subsections of this section to the extent necessary to satisfy the test described in section 4.11(a) or to cause such percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage.

                  (B)  Second, this process is repeated until the test
                       described in section 4.11(a) is satisfied.
           Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

           For purposes of this section 4.12, the determination of an Employee's Excess Aggregate Contributions shall be made after first determining the Excess Deferral (as defined in section 4.9) and the Excess Contribution (as defined in section 4.10(a)) of such Employee.
      (b) Distribution of Excess Voluntary Deduction Allotments. To the extent necessary to satisfy the contribution percentage test specified in section 4.11, Voluntary Deduction allotments with respect to a calendar year plus any income and minus any loss allocable thereto for such calendar year and for the period between the end of such calendar year and the date of distribution shall be distributed no later than the last day of the following calendar year to the Highly Compensated Employees who made such Voluntary Deduction allotments for the preceding calendar year.

           The income or loss allocable to the Voluntary Deduction allotments for such calendar year returned to the Employee pursuant to this subsection shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Post-1986 Voluntary Deduction Account by a fraction, the numerator of which is such Voluntary Deduction allotments returned to the Employee and the denominator of which is the Employee's Post-1986 Voluntary Deduction Account balance on the last day of such calendar year.

           The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Voluntary Deduction allotments for the preceding calendar year returned to the Employee multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution.

            A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.
      (c)   Distribution of Excess Elective Deferrals Taken into Account.
            If, after returning all Voluntary Deduction allotments made by Highly Compensated Employees for the preceding calendar year, the contribution percentage test is still not satisfied, then to the extent necessary to satisfy such test, any Elective Deferrals taken into account for such test plus any income and minus any loss allocable thereto for such calendar year and for the period between the end of such calendar year and the date of distribution shall be distributed no later than the last day of the following calendar year to the Highly Compensated Employees on whose behalf such Elective Deferrals were made for the preceding calendar year.

            The income or loss allocable to the Elective Deferrals for such calendar year returned to the Employee pursuant to this subsection shall be determined by multiplying the income or loss for such calendar year allocable to the Employee's Salary Reduction Account by a fraction, the numerator of which is such Elective
            Deferrals returned to the Employee and the denominator of which is the Employee's Salary Reduction Account balance on the last day of such calendar year.

            The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Elective Deferrals for the preceding calendar year returned to the Employee multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution.

            A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.
      (d) Distribution of Other Excess Employer Contributions. If, after returning all Voluntary Deduction allotments and Elective Deferrals included in the Excess Aggregate Contributions, the contribution percentage test is still not satisfied, to the extent necessary to satisfy such test, the Employer contributions with respect to the calendar year made on behalf of Highly Compensated Employees and shares of MCN Stock allocated to Highly Compensated Employees under section 14.4(d) plus any income and minus any loss allocable thereto for such calendar year and for the period between the end of such calendar year and the date of distribution shall be forfeited and used to reduce Employer contributions to the Plan.

            The income or loss allocable to the Employer contributions under section 4.2 forfeited for such calendar year pursuant to this subsection shall be determined by multiplying the income or loss for such calendar year allocable to the Employer's Voluntary Deduction Account and the Employer's Salary Reduction Account by a fraction, the numerator of which is such

            Employer contributions forfeited and the denominator of which is the sum of the Employer's Voluntary Deduction Account balance and the Employer's Salary Reduction Account balance, both determined on the last day of such calendar year.

            The income or loss allocable to the period between the end of such calendar year and the date of distribution shall be equal to 10 percent of the income or loss allocable to the Employer contributions under section 4.2 for the preceding calendar year that were forfeited multiplied by the number of calendar months that have elapsed from the end of the preceding calendar year to the date of distribution.

            The income or loss allocable to any Employer contribution under section 4.3(a) or any shares of MCN Stock allocated to a Highly Compensated Employee under section 14.4(d) shall be calculated in a similar manner based upon the ESOP Account of the Participant.

            A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the following month.

     4.13 Statutory (Code Section 415) Limitations on Allocations to Accounts. Notwithstanding any other provision of the Plan, contributions under the Plan shall be subject to the limitations set forth in Code section 415, which are incorporated herein by reference. For purposes of applying such limitations to contributions under the Plan, the rules set forth in this section 4.13 shall be applicable.

      (a) Annual Addition. The term "Annual Addition" means the amount allocated to a Participant's account during any calendar year that constitutes--
           (1)  Employer contributions;
           (2)  Employee contributions;
           (3)  forfeitures; and
           (4) amounts described in Code sections 415(l)(1) and 419A(d)(2).
           The compensation limitation referred to in Code section
            415(c)(1)(B) shall not apply to--
                  (A) any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or
                  (B) any amount otherwise treated as an Annual Addition under Code section 415(l)(1).
           The Annual Addition for any calendar year before 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.
      (b) Combined-Plan Limits. In the case of an individual who was a Participant in the Plan on December 31, 1986, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by the Secretary of Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction does not exceed 1.0 as of such date.

           Code section 415 shall be applied in such manner as to maximize the permissible contributions and benefits thereunder and, in determining the permissible amount of contributions under the Plan, any grandfathering provisions heretofore or hereafter adopted pursuant to Code section 415 shall be applicable. For purposes of applying the limitations set forth in Code section

            415(e), the MichCon Retirement Plan shall be the primary plan and any required reductions shall be made in the Annual Additions to this Plan.
      (c)   Reduction of Annual Additions.
            (1) If the limitations of Code section 415 would be exceeded as a result of a reasonable error in estimating a Participant's compensation or on account of such other limited facts and circumstances as the Commissioner of Internal Revenue finds justify the application of the rules hereinafter set forth, the Annual Additions to the Participant's account which exceed the applicable limitation shall be returned to the Participant to the extent of all or any portion of any Voluntary Deduction allotments which were made by him pursuant to Article IV. Any net earnings and gains allocable to such allotments for the period between the date of such allotment and the date returned shall also be repaid to the Participant but such return of net earnings and gains will not be deemed a further reduction of any excess Annual Additions.
            (2) If the Participant made no Voluntary Deduction allotments or if, after returning all or part of such allotments in accordance with the previous paragraph, his Annual Additions still exceed the limitations of Code section 415, then such excess shall be returned to the Participant to the extent of all or any portion of any Salary Reduction allotments made on behalf of such Participant, together with any net earnings and gains on such allotments as hereinabove described.
            (3) If, after returning all or any portion of Voluntary Deduction and Salary Reduction allotments of a Participant in accordance with the preceding paragraphs, his Annual Additions still exceed the limitations of Code section 415, such portion of the Employer contributions under section 4.2 made on behalf of the Participant as must be removed to meet the limitations shall be allocated and reallocated to other Participants' Savings Plan Accounts as contributions by the Employer.
            (4) If, after reallocating all or any portion of Employer contributions under section 4.2, a Participant's Annual Additions still exceed the limitation of Code section 415, such portion of the Employer contributions under section 4.3(a) made on behalf of the Participant and shares of MCN Stock allocated to his ESOP Account under section 14.4(d) as must be removed to meet the limitations shall be allocated and reallocated to other Participant's ESOP Accounts as contributions by the Employer.
            (5) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or under other limited facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the availability of the following rules, any amount cannot be allocated during the Plan Year in accordance with the foregoing procedure without exceeding the applicable limitations for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to Participants in the succeeding Plan Year or Plan Years; provided, however, that (A) no Employer contributions and no Voluntary Deduction allotments shall be made in such succeeding Plan Year or Plan Years until such special suspense account is exhausted by allocations and reallocations; (B) no investment gains (or losses) or other income shall be allocated to the special suspense account; and (C)
                  the amounts in the special suspense account shall be allocated as soon as possible without violating the limitations of this section 4.13.

                        Article V.  Vesting in Accounts

      5.1 Employee Salary Reduction Accounts, Employee Post-1986 Voluntary Deduction Account, and Employee Pre-1987 Voluntary Deduction Account. The Employee Salary Reduction Account, the Employee Post-1986 Voluntary Deduction Account, and the Employee Pre-1987 Voluntary Deduction Account of each Participant shall be fully vested and nonforfeitable at all times.

      5.2 Employer Salary Reduction Account, Employer Voluntary Deduction Account, and ESOP Account.
      (a) In General. A Participant shall have a vested and nonforfeitable interest in his Employer Salary Reduction Account, Employer Voluntary Reduction Account, and ESOP Account after he has completed at least five Years of Service. Prior to that time he shall have no vested interest in such accounts.
      (b) Accelerated Vesting. Notwithstanding section 5.2(a) above, a Participant shall be fully vested and have a nonforfeitable interest in his entire Employer Salary Reduction Account, Employer Voluntary Deduction Account, and ESOP Account if--
           (1)  while still an Employee, he attains age 65;
           (2) while still an Employee, he dies or suffers a total and permanent disability as defined in section 2.1(o); or
           (3) while he is an Employee, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Participant is affected by such partial termination.

                       Article VI.  Investment Provisions

     6.1 Investment of Contributions and Allotments. Employer contributions under sections 4.2, 4.3, and 4.4 and Employee allotments shall be invested in accordance with the following provisions:
      (a) The Employer contributions made pursuant to section 4.3(a) and (c) shall be invested in the MCN Stock fund, which fund is described in Article VII.
      (b) Each Participant shall, by written direction to the Committee in the form prescribed by the Committee, direct that the Employer contributions made pursuant to section 4.2 and Employee allotments, including those made as a Salary Reduction, be invested in such funds offered by the Trustee as are selected by the Committee.
Employee allotments, including those made as a Salary Reduction, and the portion of Employer contributions referenced in section 6.1(b) above, need not be invested in the same fund. A Participant shall direct the manner in which the total of such allotments and such Employer contributions referenced in section 6.1(b) above shall be divided, equally or otherwise, among the funds.

     6.2 Change of Investment Direction. Any investment direction given by a Participant under section 6.1 shall be deemed to be a continuing direction until changed by the Participant. A Participant may change any such direction in accordance with such procedures as the Committee may from time to time provide and apply in a nondiscriminatory manner.

     6.3 Transfers Between Investment Funds. A Participant may direct that all or any part of the value of his interest in any investment fund be transferred to one or more of the other funds except that a Participant may not transfer any amount from the

MCN Stock fund to the extent that the balance remaining in such fund immediately after the transfer would be less than the value of his ESOP Account.

A transfer of all or any part of the value of a Participant's interest in the Fixed Income fund may from time to time be restricted by the terms of agreements which govern the investment of assets in such fund, in which event the Committee shall give notice of such restrictions to the Participants.

Prior to September 1, 1991, transfers between funds shall be effected only as of the first day of any Accounting Period upon written directions to the Committee in the form prescribed by the Committee given at least 20 days prior to the effective date of such transfer. Prior to September 1, 1991, if a Participant shall direct the transfer of all or any part of the value of his interest in a fund, the Participant shall not be allowed to direct transfers to such fund for a period of one year from the date of such transfer.

Prior to April 30, 1991, the procedures set forth above were equally applicable to the Primark Corporation Stock fund. After that date, such fund ceased to exist.

                         Article VII.  Investment Funds

     7.1 Investment Funds. The Trustee shall establish, operate, and maintain the following funds exclusively for the collective investment and reinvestment of monies directed by the Committee to be invested in such funds on behalf of
Participants:
      (a) MCN Stock Fund. A MCN Stock fund which shall be invested solely in the common stock of MCN Corporation.
      (b) Fixed Income Fund. A Fixed Income fund which shall be invested, except as hereinafter provided, in accounts or, effective as of December 18, 1992, in marketable fixed income securities or accounts maintained by financial institutions which provide for fixed or variable rates of interest for specified periods of time. The terms of such agreements and the selection of such institutions shall be determined by the Company. Investment advisors for marketable fixed income securities may use fixed income futures and options to reduce the effect of market volatility.
      (c) Primark Corporation Stock Fund. Until April 30, 1991, a Primark Corporation Stock Fund to be invested in accordance with the terms of this paragraph (e). Until April 12, 1991, the assets of the fund were and are to be invested solely in Primark Corporation Stock. As soon as practicable after April 12, 1991, the shares of Primark Corporation Stock in the fund shall be sold and the proceeds of such sales shall be invested solely in any short-term fixed income fund described in section 8.1. As of May 1, 1991 (or, if the sale of all shares of Primark Corporation Stock is not completed by April 30, 1991, then June 1, 1991), the assets of the fund shall be transferred to the MCN Stock Fund and the Primark Corporation Stock Fund shall cease to exist. Each Participant shall be entitled to direct the transfer of all or any portion of the amounts so transferred to the MCN Stock Fund on his or her behalf to any other fund or funds in accordance with, and subject to the limitations of section 7.3.
       (d) Other Funds. Such other funds offered by the Trustee as the Committee may select.
Notwithstanding the foregoing, the Trustee or the investment manager, as the case may be, shall invest such portion of the assets of the funds as the Committee may deem necessary or appropriate to facilitate the administration of such funds in any short-term fixed income fund as may be established under any common, commingled, or collective trust for employee benefit plans established and maintained by the Trustee.

     7.2 Management of Investment Funds. Except as otherwise provided in this Article VII, each fund shall be under the exclusive management and control of the Trustee; the ownership of the assets and investments of the funds shall be in the Trustee as such; and the Trustee shall have in respect of any and all assets of the funds the same powers as if it were absolute owner thereof.

     7.3    Voting of MCN Stock.
      (a) Instructions from Participants. The Trustee shall vote, in person or by proxy, shares of MCN Stock held by the Trustee in the MCN Stock fund in accordance with instructions obtained from Participants.

            Each Participant shall be entitled to give voting instructions with respect to the number of shares of such respective stock which bears the same ratio to the total number of shares held by the Trustee on the record date as the number of shares allocated to the respective stock fund account of such Participant as of the Valuation Date preceding such record date bears to the total number of shares allocated to the respective stock fund accounts of all Participants as of such

            Valuation Date, excluding shares allocated to the accounts of persons whose accounts have been distributed prior to such record date.

            Written notice of any meeting of stockholders of MCN Corporation and a request for voting instructions shall be given by the Committee or the Trustee, at such time and in such manner as the Committee shall determine, to each Participant entitled to give instructions for the voting of stock at such meeting.

            Shares with respect to which no voting instructions are received from Participants and unallocated shares of the ESOP shall be voted by the Trustee in the same proportion as shares for which voting instructions are received from Participants. The Trustee shall combine and vote fractional shares to the extent possible to reflect the voting instructions of Participants.
       (b) Confidentiality. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company.

     7.4    Tender Offers.
      (a) Rights of Participants. Notwithstanding any other provisions of this instrument, in the event an offer is made generally to the shareholders of MCN Corporation to transfer all or a portion of the common stock of MCN Corporation in return for valuable consideration including, but not limited to, offers regulated by section 14(D) of the Securities Exchange Act of 1934, as amended, each Participant owning a beneficial interest in the MCN Stock fund shall have the sole and exclusive right to decide if the common stock representing his interest in such fund shall be tendered. Each Participant shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from tender. A Participant shall not be limited as to the number of instructions to tender or withdraw from tender which he can give; provided, however, the Participant shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to section 7.4(c) below.
      (b) Duties of the Committee. Within a reasonable time after the commencement of a tender offer, the Committee shall provide to each Participant having an ownership interest in the MCN Stock fund--
            (1) the offer to purchase as distributed by the offeror to the shareholders of MCN Corporation,
            (2) a statement of the shares representing his interest in the MCN Stock fund as of the most recent information available from the Committee, and
            (3) directions as to the means by which a Participant can give confidential instructions to the Trustee with respect to the tender. The Committee shall establish and pay for a means such as, but not limited to, Datagram by which a Participant can expeditiously deliver to the Trustee instructions with respect to the tender.
      (c) Duties of the Trustee. The Trustee shall follow the instructions of the Participants with respect to the tender offer.
            The Trustee shall not tender shares for which no instructions are received. Unallocated shares of MCN Stock of the ESOP shall be tendered or exchanged by the Trustee in the same proportion as the allocated shares for which the Trustee has received written direction are tendered or exchanged, subject to the terms of any loan or pledge agreement covering such shares. On the basis of its ability to comply with the terms of the offer, the Trustee shall establish a reasonable time after which it shall not accept the instructions of Participants.
      (d) Confidentiality. The instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company.

     7.5 Named Fiduciary Status. For purposes of sections 7.3 and 7.4, each Participant is hereby designated a "named fiduciary" within the meaning of ERISA section 403(a)(1) with respect to shares of MCN Stock as to which he is entitled to make voting or tender offer decisions.

     7.6 Expenses of Funds. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities for a fund shall be charged to the fund. Any income and other taxes payable with respect to a fund shall likewise be charged to the fund.

     7.7   Primark Corporation Stock.  The provisions of sections 7.3, 7.4, and
7.5 pertaining to MCN Stock shall also be applicable to Primark Corporation Stock during the period of its existence.

     Article VIII.  Accounts and Records of the Plan


     8.1 Committee to Maintain Accounts. The Committee shall maintain, or cause to be maintained, for each Participant--
      (a) a Savings Plan Account attributable to Voluntary Deduction allotments and related Employer contributions under section 4.2, and
      (b) a separate account attributable to Salary Reduction allotments and related Employer contributions under section 4.2, each of which shall be composed, to the extent required by the investment directions of the particular Participant, of a MCN Stock fund account, a Fixed Income fund account, and an account for each other applicable fund in which his allotments and related contributions are invested.

The Committee also shall maintain, or cause to be maintained, for each Participant--
      (c)  an ESOP Account attributable to Employer contributions under section 4.3(a) and (c), and
      (d)  shares of MCN Stock allocated to the Participant pursuant to section 14.4(d),
each of which shall be composed of a MCN Stock fund account and, to the extent diversification elections are made by the Participant under section 14.5, such other accounts as the Committee or its delegate deems necessary or appropriate in giving effect to the diversification requirements of section 14.5.

The Committee shall maintain, or cause to be maintained, all necessary records.

     8.2 Plan Accounting. The interests of each Participant in the funds shall be his proportionate share of the value of such funds as of any Valuation Date. The Participant's proportionate share may be determined under any accounting method selected by the Committee that allocates fairly, in the opinion of the

Committee, the investment gains and losses by or on behalf of each Participant to the fund and that complies with the Code requirements of the Code and the Regulations thereunder. The value of Participants' fund accounts shall be redetermined as of each Valuation Date.

     8.3 Valuation of Funds. The value of a fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of market value shall be binding and conclusive upon all parties.

     8.4 Valuation of Savings Plan Account. The value of a Participant's Savings Plan Account as of any Valuation Date shall be the sum of the values of his MCN Stock fund account, Fixed Income fund account, and any other of his fund accounts attributable to Salary Reductions, Voluntary Deductions, and Employer Contributions under section 4.2.

     8.5 Valuation of ESOP Account. The value of a Participant's ESOP Account as of any Valuation Date shall be the sum of--
      (a) the value of his MCN Stock fund account attributable to Employer contributions on his behalf under section 4.3(a) and (c) and shares of MCN Stock allocated to his ESOP Account under section 14.4(d); and
      (b) the sum of the values of his Fixed Income fund account and any other of his fund accounts attributable to diversification elections under section 14.5.

     8.6 Valuation of Plan Account. The value of a Participant's Plan Account as of any Valuation Date shall be the sum of the values of his MCN Stock fund account, Fixed Income fund account, and any other investment fund accounts maintained on his behalf under the Plan.

     8.7 Committee to Furnish Annual Statements of Value of Plan Accounts. The Committee shall, not less frequently than annually, distribute to each Participant in the Plan a statement setting forth the Plan Account of such Participant. Such statement shall be deemed to have been accepted as correct unless written notice of objections thereto is received by the Committee or the Employer within 30 days after the distribution of such statement to the Participant.

     8.8 Trust Agreement. A Trust has been established to fund benefits under the Plan. The Employers may, without further reference to or action by any Employee or Participant, from time to time enter into further agreements with the Trustee and make such amendments to such Trust Agreement or such further agreements as they may deem necessary or desirable to carry out the Plan, and may take such other steps and execute such other instruments as the Employers may deem necessary or desirable to put the Plan into effect or to carry it out.

               Article IX.  Distributions, Withdrawals, and Loans

     9.1 Distribution Upon Termination of Employment Entitling Participant to Value of Plan Account. Upon termination of a Participant's employment with his Employer--
      (a) due to retirement on his Normal Retirement Date, his Early Retirement Date, or his Disability Retirement Date,
      (b)  by the death of the Participant,
      (c) because of total and permanent disability or legally established mental incompetency of the Participant not qualifying the Participant for retirement pursuant to section 2.1(o), or
      (d) under any circumstances after the Participant has satisfied the Vesting Requirement, the Committee shall, subject to the provisions of section 9.7, direct the Trustee to distribute to the Participant, or, in a proper case his designated beneficiary or legal representative, the value of the Participant's Plan Account as of the Valuation Date coincident with or next following the date of termination of employment.

Notwithstanding the foregoing, the value of a Participant's Plan Account shall become nonforfeitable as of the date on which the Participant attains his sixty-fifth birthday, provided he is an Employee on that date.

     9.2 Distribution Upon Termination of Employment Under Circumstances Resulting in Forfeiture of Employer Contributions. Upon termination of a Participant's employment under circumstances other than those described in sections 9.1 and 9.7(c)(2), the Committee shall, subject to the provisions of section 9.7, direct the Trustee to distribute to the Participant an amount equal to the value of the Participant's Employee Pre-1987 Voluntary Deduction Account, Employee Post-1986 Voluntary Deduction Account, and Employee Salary Reduction Account each of which shall be fully vested and nonforfeitable at all times. The

Participant's Employer Voluntary Deduction Account, Employer Salary Reduction Account, and ESOP Account shall be forfeited and applied in reduction of the next succeeding contribution which the Participant's Employer would otherwise contribute to the Trust; provided, however--
      (a) If all or any portion of such account is vested as a result of the application of the accelerated vesting schedule set forth in section 13.4(d), the Committee shall direct the Trustee to distribute such portion to the Participant; and
      (b) If such Participant is reemployed prior to his incurring five consecutive Break in Service Years, then as of the Valuation Date coincident with or next following his date of reemployment, the Participant's Employer shall contribute on behalf of such Participant an amount equal to the amount that was forfeited upon his termination of employment, and such contribution shall be credited to the same accounts from which it was forfeited, in the same amounts, except amounts that would otherwise be credited to the Primark Corporation Stock fund shall be credited to the MCN Stock fund.
Contributions made pursuant to (b) shall not be taken into account in determining under section 4.13 the Annual Additions to such Participant's Savings Plan Account.

     9.3   Certain Distributions from Participant Accounts.
      (a) In General. Any Participant may, upon 20 days' written notice to the Committee in the form prescribed by the Committee, terminate his participation in the Plan as of any Valuation Date. Upon such termination, the Committee shall direct the Trustee to distribute to the Participant an amount equal to the value of the Participant's Employee Pre-1987 Voluntary Deduction Account and Employee Post-1986 Voluntary Deduction Account. Such a Participant shall continue to be considered a Participant for all purposes of the Plan except for purposes of Article IV (Contributions), but shall be ineligible to again elect to make allotments under the Plan for a period of 12 full Accounting Periods from the date of termination of his participation.
      (b)   Withdrawals After Age 59 1/2.
            (1) Prior to January 25, 1991, upon 20 days' written notice to the Committee in the form prescribed by the Committee, any Participant who has satisfied the Vesting Requirement and attained age 59 1/2 may terminate his participation in the Plan as of any Valuation Date. Upon such termination, the Committee shall direct the Trustee to distribute to the Participant the value of his Plan Account as of such Valuation Date and such Participant shall be ineligible to again elect to make allotments under the Plan for a period of 12 full Accounting Periods from the date of termination of participation.
            (2) Effective January 25, 1991, upon 20 days' written notice to the Committee in the form prescribed by the Committee, any Participant who has attained age 59 1/2 may make an election, not more frequently than--
                 (A)  prior to December 1, 1993, once in any 12-month period, or
                 (B) on or after December 1, 1993, once every calendar year, to withdraw all or any portion of the vested amount of his Plan Account as of any Valuation Date. Upon such withdrawal, the Committee shall direct the Trustee to distribute to the Participant as of such Valuation Date the amount the Participant has elected to withdraw.
      (c)  Limited Withdrawal in the Event of Hardship.  Effective
           January 25, 1991, if a Participant incurs a financial hardship as defined in section 9.6, he may limit the amount of a distribution from his Voluntary Deduction Account under section 9.3(a) to the amount necessary to satisfy the hardship and to pay any taxes resulting from such distribution.

     9.4 In-Service Withdrawals--General. At its discretion, the Committee may adopt rules limiting the number of withdrawals that may be made in any Plan Year and prescribe a minimum amount that may be withdrawn. All requests for a withdrawal shall be submitted in a form prescribed by the Committee. A Participant may not rescind a request for withdrawal which has been submitted to the Committee unless the Committee consents. A withdrawal shall be distributed as soon as reasonably practicable after the withdrawal request is received.

     9.5 Withdrawal of Voluntary Deduction Allotments. Any Participant who shall have actively participated in the Plan for 24 or more calendar months (for purposes of this section 9.5 active participation means the Participant shall have made allotments to the Plan in each month in which compensation was available), including months in which the Participant made allotments under the Michigan Consolidated Gas Company Employees' Savings Plan, may, upon 20 days' written notice to the Committee, withdraw as of any Valuation Date an amount not in excess of 100 percent of his Voluntary Deduction allotments under the Plan; provided, however, that the amount withdrawn shall in no event exceed the sum of the values of his Employee Pre-1987 Voluntary Deduction Account and Employee Post-1986 Voluntary Deduction Account invested in the MCN Stock fund, the Fixed Income fund, and any other investment funds under the Plan as of such Valuation Date. Successive withdrawals may be made at intervals of not less than two full years provided that the total amount withdrawn may never exceed the limitations prescribed in the preceding sentence.

Withdrawals under this section 9.5 shall be from the MCN Stock fund, the Fixed Income fund, or such other investment funds offered by the Trustee as the Committee shall make available for purposes of this section. If the Participant has an account in more than one fund, he shall specify in his written direction to the Committee the amount to be withdrawn from each fund. The allotments in all funds in the Employee Pre-1987 Voluntary Deduction Account must be withdrawn before a withdrawal is permitted from a fund in the Employee Post-1986 Voluntary Deduction Account. The amount of an in-service withdrawal from a specific fund in a Voluntary Deduction Account shall not exceed the Employee's allotments in such fund prior to the withdrawal.

     9.6 Hardship Withdrawal of Salary Reduction Allotments. A Participant may request, upon 20 days' written notice to the Committee, a withdrawal from his Salary Reduction Account if the withdrawal is necessary to satisfy an immediate and heavy financial need of a Participant as defined below. The amount of such withdrawal shall be limited to the Participant's Salary Reduction allotments or the total value of the Participant's Employee Salary Reduction Account as of the latest Valuation Date for which information is available, whichever is smaller. Withdrawals under this section 9.6 shall be from the MCN Stock fund, the Fixed Income fund, or such other investment funds under the Plan as the Participant specifies in his written request for a hardship withdrawal.

The determination of whether or not a distribution is necessary to satisfy an immediate and heavy financial need and the amount required to be distributed to meet the need shall be made by the Committee. All determinations regarding financial need shall be made in accordance with written procedures established by the Committee and applied in a uniform and nondiscriminatory manner.
Such written procedures shall specify the requirements for requesting and receiving distributions on account of financial need, including the forms that must be submitted and to whom the forms are to be submitted. All determinations regarding financial need must comply with applicable Regulations under the Code.

For purposes of this section 9.6, a financial hardship withdrawal shall be limited to the amount required to meet the need created by one of the following situations:
      (a) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, his spouse, or any dependents of the Participant or necessary for these persons to obtain medical care described in Code section 213(d).
      (b) Costs directly related to the purchase (excluding mortgage payments) of the principal residence for the Participant.
      (c)  Payment of tuition and related educational fees for the next
           12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code section 152).
      (d) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence.
A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if both of the following conditions are met:
      (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. Effective January 1, 1993, this amount may be increased by the lesser of the amount withheld from the distribution under Code section 3405(c), as enacted by section 522(b) of the Unemployment Compensation Amendments of 1992, Public Law No. 102-318, Stat. 290 or remaining Salary Reduction allotments or total value of the Salary Reduction Account, if less, after subtracting the amount of the immediate and heavy financial need.
      (2) The Participant has obtained all distributions, other than hardship distributions, and all loans available under this Plan and all other plans maintained by the Employer.

If a Participant receives a hardship distribution, (A) the Participant shall not be entitled to make Salary Reduction allotments or Voluntary Deduction allotments for a period of one year after the hardship distribution, and (B) the Participant may not make Salary Reduction allotments for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the amount specified in Code section 402(g) for such taxable year less the amount of the Participant's Salary Reduction allotments for the taxable year of the hardship distribution.

     9.7   Time of Distributions.
      (a) In General. Except as hereinafter provided and subject to the provisions of section 9.9, distributions made pursuant to section 9.1 or 9.7(c)(2) shall be made by the Trustee at the direction of the Committee on such date as the Committee shall determine after consultation with the Participant or his beneficiary, but in no event later than March 1 of the calendar year following termination of the Participant's employment.

           Except as hereinafter provided, all other distributions or withdrawals under this Article IX shall be paid as soon as reasonably practicable by the Trustee at the direction of the Committee after the applicable Valuation Date. Notwithstanding any other provision of the Plan--
           (1) if the vested portion of a Participant's Plan Account exceeds $3,500, no distribution shall be made to such Participant pursuant to section 9.1, 9.2, 9.7(c)(2), or 9.9 prior to the date the Participant attains the age of 65 without written consent of the Participant; and
           (2)   if a distribution to a Participant is deferred pursuant to
                 (1), the amount that would otherwise have been distributed to such Participant shall be invested--

                  (A)  prior to August 1, 1991, in the Fixed Income fund, and
                  (B) on and after August 1, 1991, in the Fixed Income fund or any other investment fund under the Plan, as the Participant shall direct, except that the ESOP Account of such Participant shall continue to be invested in the MCN Stock fund, subject to the diversification rules set forth in section 14.5.
            As soon as practicable after April 30, 1990, the Committee shall direct the Trustee to transfer from the Fixed Income fund to the MCN Stock fund, on behalf of each former Participant who terminated employment on or after April 1, 1989 and prior to the date of adoption of the Second Amendment, and whose distribution has been deferred, an amount equal to the sum of (A) the amount required to purchase the number of shares of MCN Stock credited to his or her ESOP Account immediately prior to his or her termination of employment, plus (B) the amount of dividends that would have been credited thereon from April 1, 1989 to the date of such transfer. Such amount shall be credited to the ESOP Account of such former Participant.

            A former Participant whose distribution has been deferred pursuant to (1) above will not thereafter be eligible for withdrawals under section 9.3 or 9.5 or loans under section 9.10 but shall continue to have the voting and tender offer rights described sections 7.3 and 7.4 and to be treated as a Participant for purposes of Article VIII.

            A former Participant whose distribution has been deferred may initiate a distribution upon 30 days' prior written notice to the Committee and shall receive an amount equal to the vested portion of his Plan

            Account as of the Valuation Date next following the expiration of such 30-day period, with such amount to be distributed in a lump sum cash payment except that--
            (i) amounts invested in the MCN Stock fund shall be distributed in accordance with section 9.8,
           (ii) effective as of August 1, 1991, such former Participant may upon 30 days' prior notice to the Committee receive a partial distribution rather than a total distribution, of the vested portion of his Account, but not more frequently than once in any calendar year (prior to December 1, 1993, not more frequently than once in any 12-month period), and
          (iii) to the extent that such distribution comes from the Fixed Income fund account, such distribution shall be subject to the provisions of section 9.9.
            Notwithstanding any other provision of this Plan, if a Participant attains age 70 1/2 and still has a balance allocated to his or her Plan Account, a distribution shall be made under section 9.1 as if the Participant had terminated employment in the month in which the Participant attains age 70 1/2. Such distribution shall in no event be later than April 1 of the calendar year following the year in which the Participant attains age 70 1/2. Distributions to such Participant shall be made annually thereafter no later than April 1 of each year and shall be equal to at least the minimum amount required to be distributed by Code section 401(a)(9). For purposes of this paragraph, the life expectancy of a Participant and the Participant's spouse shall be redetermined annually.
      (b) Suspension of Participation. If a Participant shall, prior to termination of his employment, cease to meet the eligibility requirements of the Plan, his allotments and Employer contributions on his behalf shall be suspended during the period of his ineligibility. Subject to section 3.1, distribution of such Participant's Plan Account shall be deferred until termination of his employment with the Company and any Affiliated Company. If the provisions of section 3.3 relating to the transfer of a Participant's Plan Account to the Michigan Consolidated Gas Company Union Employees' Investment Plan or its successor are not applicable--
            (1) with respect to Participants who cease to meet the eligibility requirements of the Plan prior to January 1, 1987, the Committee shall direct the Trustee to distribute the value of the Participant's Plan Account in accordance with section 9.1 whether or not such termination of employment shall be under the circumstances set forth in said section 9.1; and
            (2) with respect to Participants who cease to meet the eligibility requirements of the Plan subsequent to December 31, 1986, such distribution shall be in accordance with section 9.1 or 9.3, whichever is applicable.
      (c)   Transfer of Employment.
            (1) A transfer of employment from an Employer to an Affiliated Company shall not be considered a termination of employment.
            (2) If a Participant shall be transferred to the employ of an Affiliated Company which has not elected to participate in the Plan, distribution of such Participant's Plan Account shall be deferred until the date on which he is no longer in the employ of the Company or any Affiliated Company, whereupon the Committee shall direct the Trustee to distribute the value of the Participant's Plan Account in the manner prescribed in section 9.1, subject to the provisions of section 9.7, whether or not termination of employment shall be under circumstances set forth in said section 9.1.

      (d)  Special Rules Relating to Distributions in the Event of
           Death. In the event that a Participant dies before a distribution of his Plan Account, the Committee shall direct the Trustee to distribute the entire value of his Plan Account to his beneficiary no later than March 1 of the calendar year following the Participant's death, as provided in section 9.1. In the event of the death of the Participant after the distribution of his Plan Account has begun, any remaining balance in his Plan Account at the time of death will be distributed at least as rapidly as under the method of distribution in effect at the date of the Participant's death.

     9.8 Distributions of Stock. In the case of distributions under section 9.1, 9.2, 9.3(b), 9.7(a), or 9.7(c)(2), the value of the Participant's MCN Stock and/or Primark Corporation Stock fund account(s), if any, shall be paid in full shares of stock except that cash shall be distributed in lieu of fractional shares; provided, however, that a Participant entitled to such a distribution may elect to receive cash in lieu of MCN Stock and/or Primark Corporation Stock. Except in the case of an election to receive cash in lieu of MCN Stock and/or Primark Corporation Stock--
      (a) prior to August 1, 1991, the number of shares to be distributed from such account shall be the quotient of the value of such account as of the applicable Valuation Date divided by the value assigned by the Trustee to a share of MCN Stock or Primark Corporation stock for purposes of valuing the fund as of such Valuation Date; and
      (b) on and after August 1, 1991, the total number of shares allocated to such account shall be distributed from such account.
Any remaining value of such account and, subject to the provisions of section 9.9, the value of the Participant's accounts in other funds shall be distributed in cash. Any transfer taxes payable with respect to the distribution of shares of stock shall be charged to the respective MCN Stock or Primark Corporation Stock fund. Distributions pursuant to section 9.3(a) and withdrawals under sections 9.5 and 9.6 shall be paid entirely in cash.

     9.9   Distributions from Fixed Income Fund.
      (a) Normal Form. Notwithstanding any provision of the Plan, other than the final paragraph of section 9.7(a), if a distribution is to be made under section 9.1(a) or (c) and the Participant has a Fixed Income fund account and at least one Hour of Employment prior to May 31, 1988, then unless the Participant or legal representative shall make an election in the manner prescribed in section 9.9(b), the value of such account (exclusive of the portion thereof attributable to diversification elections under section 14.5) shall be distributed by the purchase of a single premium annuity contract providing for monthly payments during the Participant's lifetime and, if the Participant is married on the date payment of his benefit commences and his spouse shall survive him, for monthly payments during the remainder of such spouse's lifetime, each such payment to such spouse being equal to one-half of the monthly payment received by the Participant, commencing no later than March 1 of the calendar year following the calendar year of the Participant's termination of employment, and delivery of such contract to the Participant within a reasonable time after the Participant's termination of employment.

           If a distribution is to be made under section 9.1(b) because of a Participant's death and the Participant had a Fixed Income fund account at the time of his death and at least one Hour of Employment prior to May 31, 1988, then unless the Participant had made or the Participant's spouse or beneficiary, as the case may be, makes an election at the time and in the manner prescribed in section 9.9(b), the value of the Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 14.5) shall be distributed by purchase of a single premium annuity contract providing for monthly payments to the Participant's spouse, or, if the Participant was not married on the day of his death, to his beneficiary during such person's lifetime, commencing no later than March 1 of the calendar year following the calendar year of the Participant's death and delivery of such contract to such person within a reasonable time after the date of Participant's death.
      (b) Election to Reject Normal Form. Subject to the provisions of this section 9.9(b), each Participant entitled to a distribution under section 9.9(a) (or legal representative on behalf of such a Participant) may, at any time during the 90-day period ending on the annuity starting date, elect to have the value of the Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 14.5) distributed by one or more of the methods set forth in section 9.9(c).

            Within 30 days after a Participant provides written notice to the Committee of his intention to retire on his Early Retirement Date, Normal Retirement Date, or Disability Retirement Date, or within 30 days after the Committee receives notice of a Participant's death, or within five business days after determining, pursuant to section 2.1(o), that a Participant is totally and permanently disabled, or within five business days after receiving notice of the legally established mental incompetency of the Participant, if the Participant has a Fixed Income fund account at such time, the Committee shall deliver to such Participant or his legal representative, by mail or by personal delivery, written notice in nontechnical language explaining the terms and conditions of the annuity provided in section 9.9(a).

            The notice shall explain the Participant's or legal representative's right to elect an optional form of distribution and that such election may be revoked by the Participant or legal representative at any time prior to the annuity starting date or, if a lump sum payment is elected, prior to the first day on which all events have occurred which entitle the Participant or legal representative to the lump sum payment.

            The notice shall explain that a married Participant may elect a distribution pursuant to section 9.9(c) only if the spouse consents in writing to such election. Such written consent shall acknowledge consent to the designated beneficiary and the optional form of distribution, neither of which may be changed thereafter without again obtaining written spousal consent (or the consent of the spouse expressly permits changes by the Participant without further consent by the spouse). Such written consent shall acknowledge the effect of such election and shall be witnessed by a notary public or by a representative of the Committee who is designated to act in such capacity by the Committee.

            If the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because his spouse cannot be located, the requirement of such written consent shall be waived. Any election, change, or revocation under this section 9.9(b) shall be effective when written notice is delivered to the Committee in a form approved by the Committee for this purpose, provided such election, change, or revocation is delivered prior to the annuity starting date or, if a lump sum payment is elected, prior to the first day on which all events have occurred which entitle the Participant or legal representative to the lump sum payment. The notice shall explain that an effective revocation shall result in the benefit being provided as an annuity described in section 9.9(a).
      (c) Optional Forms. In addition to the form described in section 9.9(a), distribution of the value of a Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 14.5) may be made either--
           (1) in a lump sum payment no later than March 1 of the calendar year following the calendar year of the Participant's termination of employment or death; or
           (2) by purchase of any form of single premium annuity contract that satisfies Code section 401(a)(9) as may from time to time be offered by the legal reserve life insurance companies with which the Trustee has agreements governing the investment of assets in the Fixed Income fund and delivery of such contract to the Participant or distributee within a reasonable time after the Participant's termination of employment or death. Within five business days after the Committee receives an election pursuant to this provision, the Committee shall provide the same written notice provided under section 9.9(b). An election pursuant to this provision shall be subject to the provisions of section 9.9(b).

     9.10 Loans. The Trustee is hereby authorized to establish a loan program in accordance with this section 9.10. Upon application of a party in interest (as defined in ERISA section 3(14)) who is a Participant or beneficiary under the Plan, the

Committee shall direct the Trustee to make a cash loan to such Participant or beneficiary, secured by 50 percent of the nonforfeitable value of the Participant's Employee and Employer Salary Reduction and ESOP Accounts determined as of the date the loan is made. The loan program shall be administered by the Committee subject to the following conditions and such other conditions that are consistent with Labor Regulation section 2550.408b-1 and are from time to time set forth in a written document, delivered to Participants and beneficiaries who are parties in interest (which document may but need not be the Summary Plan Description), which provisions shall constitute a part of the Plan and are hereby incorporated by reference:
      (a) Effective October 18, 1989, the term of a loan shall not extend beyond the earlier of four years or the date upon which the Participant or beneficiary ceases to be a party in interest; provided, however, that the four years shall be changed to eight years where the proceeds of the loan are used by the Participant or beneficiary to acquire the Participant's principal residence.
      (b) Effective October 18, 1989, a loan shall bear interest at a reasonable rate which shall be based upon the prevailing interest rate charged by persons in the business of lending money on similar commercial loans under comparable circumstances at the time that such loan is granted, as determined by the Committee and uniformly applied.
      (c) Effective October 18, 1989, the amount of a loan (when added to the balance of other outstanding loans) shall not exceed the lesser of--
           (1) $50,000 reduced by the excess (if any) of--
                  (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over
                  (B) the outstanding balance of loans outstanding on the date such loan was made, or

            (2) 50 percent of the nonforfeitable value of the Participant's Employee and Employer Salary Reduction and ESOP Accounts under the Plan which the Participant would have been entitled to receive if the Participant's employment had terminated on the date such loan was made.
           In no case shall a Participant be entitled to a loan under this Plan if the amount of the proposed loan is less than $500.
      (d)  A loan shall be evidenced by a promissory note.
      (e) Effective October 18, 1989, payments of principal and interest shall be made by approximately equal payments not less frequently than monthly on a basis that would permit the loan to be fully amortized over its term. Loan payments shall be made by payroll deductions for Participants in active pay status.
      (f) Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.
      (g) Amounts of principal and interest received on a loan shall be credited to the Participant's account and the outstanding loan balance shall be considered an investment of the assets of the account. Payment of principal and interest shall be credited to the investment funds in the same proportion as the amount distributed from the funds from which the loan was granted to the Participant, except amounts that would otherwise be credited to the Primark Corporation Stock fund shall be credited to the MCN Stock fund.
      (h) The frequency of loans and the minimum amount for a loan shall be determined through uniform rules prescribed by the Committee and at the sole discretion of the Committee.
      (i) All applications for a loan shall be submitted to the Committee on a form prescribed by the Committee. Distribution shall be made as soon as reasonably practicable after the application of the loan is received.

      (j) If a Participant borrows from an account which is invested in more than one fund, he shall instruct the Committee as to the funds from which the loan is to be applied; provided, however, that no borrowing shall be applied from the MCN Stock fund unless and until the Participant's ability to borrow from each of the other funds has been exhausted.
      (k) A married Participant may not borrow any amount from the Plan unless his spouse executes a written consent as hereinafter provided. Such consent must be executed during the 90-day period ending on the date on which the loan is made and shall specifically provide that the spouse consents both to the loan and to the use of the Participant's Salary Reduction and ESOP Accounts as security for the loan. The consent shall acknowledge the effect of the use of the Participant's accounts as security for the loan and shall be witnessed by a notary public or a representative of the Committee who is designated to act in such capacity by the Committee.
      (l) In the event a Participant defaults on a loan, the entire outstanding balance of and accrued interest on the loan shall be due and payable. The Trustee and/or Committee may pursue collection on such defaulted loan by any means generally available to a creditor where a promissory note is in default, or if the entire amount due is not paid by such Participant following the default, the amount of such loan default shall be charged against the "secured portion" of the Participant's Plan Account and treated as a distribution with respect to such Participant; provided, however, that such a charge against a Participant's Plan Account shall not occur with respect to funds in his Employee Salary Reduction Account at a time so as to cause a violation of Code section 401(k)(2)(B)(i).

     9.11 Definition of Allotments and Employer Contributions. For the purposes of this Article IX, a Participant's allotments shall include only those allotments made either as a Voluntary Deduction or a Salary Reduction which have not been previously withdrawn or distributed.

If a Participant has previously had a portion of his Plan Account forfeited under section 9.2, the Employer contributions, exclusive of those made as a Salary Reduction to the Plan on his behalf, shall include only such Employer contributions made subsequent to such forfeiture.

     9.12 Spousal Consent to Payment. Subject to section 9.7(a), the spouse of a married Participant or former Participant shall be required to consent in writing to any in-service withdrawal, loan, or distribution under the Plan to the Participant or former Participant; provided, however, for distributions on account of termination of employment, this sentence shall be effective as of January 1, 1993. The spouse's consent shall be in such form as the Committee may prescribe.

     9.13 Distributions Pursuant to a Qualified Domestic Relations Order. Upon receipt of a domestic relations order, the Committee will notify the involved Participant and any alternate payee that the order has been received and explain the Plan's procedures for determining whether the order is a qualified domestic relations order as defined in Code section 414(p). After determining that the order is a qualified domestic relations order, the Committee shall direct the Trustee to distribute or segregate the Participant's Account as provided in the qualified domestic relations order. If required by the qualified domestic relations order, the Trustee shall make distribution prior to the time that the Participant, whose account is subject to distribution, could have received a distribution.

In a case of a dispute regarding the validity of a domestic relations order or the amounts or identities of parties to be paid thereunder, the Committee may segregate the portion of the Participant's account in question, and may bring an action in a court of competent jurisdiction to determine the proper amount and/or recipient of benefits, or may submit such segregated amount to a court of competent jurisdiction (through an interpleader action or otherwise) until resolution of the matter.

Further, if the Committee receives notice that a domestic relations order is forthcoming, the Committee may suspend payments from the Participant's Account or may follow the procedures described in the preceding sentence, until resolution of the matter.

     9.14  Direct Rollovers of Eligible Distributions.
      (a) General. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
      (b)  Definitions.
           (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
            (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
            (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.
            (4) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
      (c) Waiver of 30-Day Notice Period. If a distribution is one to which Code sections 401(a)(ll) and 417 do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
           (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
            (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                                                    SAVINGS PLAN


                           Article X.  Administration

     10.1  The Savings and Stock Ownership Plan Committee.
      (a) The Employers shall appoint a Committee consisting of at least three members which shall be known as the Savings and Stock Ownership Plan Committee (the "Committee") and which shall be responsible (except for duties specifically vested in the Trustee) for the administration of the provisions of the Plan.
      (b) Each Employer may have at least one representative on the Committee who shall be appointed by and remain in the office at the will of such Employer. Each Employer shall have the right at any time, with or without cause, to remove its representative on the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to each Employer. Upon resignation, removal, or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors of the Employer by whom such member was appointed shall appoint a successor member. All successor members of the Committee shall have all of the rights and privileges and all of the duties of their predecessors but shall not be held accountable for the acts of their predecessors. Two or more Employers may appoint the same individual as their representative on the Committee, provided that the Committee shall consist of at least three members.
      (c) Any member of the Committee may, but need not, be a Participant or a director, officer, or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee on any matter involving solely his rights under the Plan.

      (d) The Committee shall be responsible for the administration of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan and may from time to time establish rules and procedures for the administration of the Plan and the transaction of the Plan's business.

           The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan. The Committee shall have the maximum discretion permitted by law to interpret and construe the terms of the Plan and to resolve all issues arising under the Plan including, but not limited to the authority to--
           (1)  construe disputed or doubtful terms of the Plan;
           (2) determine the eligibility of an individual to participate in the Plan;
           (3) determine the amount, if any, of benefits to which any Participant, former Participant, beneficiary, or other person may be entitled under the Plan;
           (4)  determine the timing and manner of payment of benefits; and
           (5)  resolve all other issues arising under the Plan.
           To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

           The Employers shall, from time to time, on request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

      (e) The Committee shall each month collect Employee allotments and Employer contributions from each Employer and shall deliver the amounts collected to the

           Trustee, together with instructions concerning the portions of such total amount to be invested in each fund.
      (f) The Committee shall direct the Trustee to make payments of amounts to be distributed or withdrawn from the Trust under Article IX and to make any transfers from one fund to another directed by Participants under section 6.3.
      (g) The Committee may act at a meeting, or by writing without a meeting, by the vote or assent of a majority of its members. The Committee shall elect a Secretary and such Secretary shall keep records of all meetings of the Committee and shall forward all necessary communications to the Trustee. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such regulations shall be consistent with the provisions of the Plan.
      (h) The members of the Committee, and each of them, shall be free from all liability, joint or several, for their acts, omissions, and conduct in administration of the Plan herein embodied, and the Employers shall jointly and severally indemnify them, and each of them, from the effects and consequences of their acts, omissions, and conduct in their official capacity except to the extent that such effects and consequences shall result from their own willful misconduct.
      (i) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.
      (j) The Committee may employ such counsel (who may be of counsel for any Employer) and agents, and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan, and all fees, charges, and costs so incurred shall be payable by the Plan except to the extent the Employers elect to pay such fees, charges, and costs.
      (k) The Committee shall maintain a record of all of its proceedings, shall maintain or cause to be maintained the Plan Accounts prescribed by Article VIII, and shall make the reports to Participants prescribed by section 8.7.

     10.2 Notice to Employees. All notices, reports, and statements given, made, delivered, or transmitted to a Participant shall be deemed to have been duly given, made, or transmitted when mailed with postage prepaid and addressed to the Participant at the address last appearing on the books of the Employer. A Participant may record any change of his address from time to time by written notice filed with the Employer.

     10.3 Notices to Employers or Committee. Written directions, notices, and other communications from Participants to the Employers or the Committee shall be mailed by first class mail with postage prepaid or delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such directions, notices, and other communications, and shall be deemed to have been received by the addressee when received at such location. Any other notice to the Employers or the Committee shall be addressed.

     (a) If intended for the Committee:

             Savings Plan Committee
             c/o Michigan Consolidated Gas Company
             500 Griswold Street
             Detroit, Michigan  48226

     (b) If intended for an Employer, at its principal place of business.

     10.4 Participants' Acceptance of the Provisions of the Plan. Each Participant at the time of becoming a Participant in the Plan and as a condition of participation shall sign an instrument evidencing the fact that he accepts and agrees to all provisions of the Plan.

     10.5 Audit of Plan Records. The records of the Committee and the records of the Employers in respect of the Plan shall be examined annually by a firm of independent public accountants appointed by the Committee. Such accountants shall, on the basis of such examination, make such reports to the Committee and to the Employers as they may request. The audited records of the Committee and the Employers shall be conclusive in respect of all matters involved in the administration of the Plan.

     10.6 Claims Procedure. If any Participant or distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Secretary of the Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.

The Secretary of the Committee shall review the claim and give written notice by registered or certified mail to the claimant of his decision with respect to the claim. Such notice shall be provided within 90 days after receipt of the claim, unless special circumstances require an extension, in which event the notice shall be provided within 180 days after receipt of the claim. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan.

The Secretary shall also advise the claimant that he or his duly authorized representative may request a review by the full Committee of the denial by filing with the Committee, within 60 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 60-day period. If a request is so filed, review of the denial shall be made by the full Committee and the claimant shall be given written notice of the Committee's final decision. Such notice shall be provided within 60 days after receipt of such request, unless special circumstances require an extension, in which event the notice shall be provided within 120 days after receipt of the request. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

     10.7 Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or beneficiary, the Committee shall, if possible, adjust the Plan's records and cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment result in the Participant or beneficiary receiving the proper amount of payments under the Plan.

                     Article XI.  Amendment and Termination

     11.1 Amendment. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the Board of Directors of the Company. Any such amendment or modification shall become effective on such date as the Company shall determine, may apply to Participants in the Plan at the time thereof as well as future Participants, but may not reduce the Plan Account of any Participant as of the date of adoption of such amendment or modification.

     11.2 Withdrawal.  If an Employer shall withdraw from the Plan under section 12.2, or if an Employer shall adopt an amendment to the Plan which shall render impracticable the continued administration of the Plan as a joint plan of the several Employers, the Committee shall determine the portions of the various funds held by the Trustee which are applicable to the Participants of such Employer and shall direct the Trustee to segregate such portions in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer. After such portions of the funds have been segregated in a separate trust, no such Participant or any distributee with respect to such Participant shall have any right to any benefit under the Plan or any claim against the Trust.

     11.3 Termination. Any Employer may at any time terminate its participation in the Plan by resolution of its Board of Directors. In the event of any such termination, the Committee shall determine the portions of the various funds held by the Trustee which are applicable to the Participants of such Employer and shall direct the Trustee to distribute such portions to such Participants ratably in proportion to the values of their respective fund accounts; provided, however, amounts attributable to a Participant's Elective Deferrals shall not be distributed on account of such termination if the Employer, after such termination, maintains a defined contribution plan (other than an employee stock ownership plan or a simplified employee pension). The portions of the MCN Stock fund and the Primark Corporation Stock fund so distributed shall be distributed in kind except that cash shall be distributed in lieu of fractional shares. The portions of the Fixed Income fund and other investment funds so distributed shall be distributed in cash or in kind, or partly in cash and partly in kind, as determined by the Committee.

Upon termination or partial termination of the Plan by any Employer or upon the complete discontinuance of contributions by any Employer, the benefits under the Plan of all affected Participants employed or formerly employed by such Employer shall become nonforfeitable.

     11.4 Allocation of Funds Between Employers. The portion of a fund applicable to Participants of a particular Employer shall be an amount which bears the same ratio to the value of the fund which the aggregate value of the fund accounts of Participants employed by such Employer bears to the total value of the fund accounts of all Participants.

     11.5 Trust to be Applied Exclusively for Participants and Their Beneficiaries. Subject to section 15.3, any provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries either by operation or termination of the Plan, by power of amendment, or by other means.

Notwithstanding the preceding paragraph, if a contribution is made to the Trust by an Employer by a mistake of fact, then such contribution shall be returned to such Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent such contribution is disallowed as a deduction it shall be returned to such Employer within one year after the disallowance. All Employer contributions are conditioned upon their deductibility under Code section 404.

              Article XII.  Participation by Affiliated Companies

      12.1 Adoption of the Plan. Any Affiliated Company may become a participating Employer under the Plan by (a) taking such corporate action as shall be necessary to adopt the Plan, and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such Affiliated Company.

The Plan shall become effective with respect to each particular Affiliated Company which becomes a participating Employer after January 1, 1993, as of a date to be determined by the Board of Directors of such Employer after complying with all legal requirements pertaining to the participation of such Employer in the Plan.

      12.2 Withdrawal from the Plan. Any Employer may withdraw from participation in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its Board of Directors to that effect and giving notice of its intended withdrawal to the Committee, the other Employers, and the Trustee at least 30 days prior to the effective date of withdrawal.

      12.3 Special Provisions Relating to Withdrawal by MCN Computer Services, Inc.
      (a) General. The purpose of this section 12.3 is to set forth the terms and conditions that shall govern the withdrawal by MCN Computer Services, Inc. ("CSI") from participation in the Plan. In the event of any conflict between any other provision of the Plan and this section 12.3, the terms of this section 12.3 shall govern with respect to such withdrawal. This section 12.3 shall be effective as of June 18, 1992 (the date on which the Internal Revenue Service issued a favorable determination letter with respect to the provisions contained in this section 12.3 (then
           Article 21).

      (b) Provisions with Respect to Withdrawal by CSI. Upon CSI's withdrawal of its participation in the Plan as a participating Employer--
            (1) the value of the Plan Account of each Participant who is actively employed by CSI on the date of CSI's withdrawal of participation in the Plan shall be transferred to the Genix Group Retirement Savings Plan (formerly known as the Retirement Savings Plan for Salaried Employees of Genix Corporation) (the "Genix Plan") and such Participant shall no longer have any rights of any nature under this Plan;
            (2) the value of such Participant's Plan Account, determined as of the Valuation Date coincident with or immediately preceding the transfer, shall be transferred to the Genix Plan as follows:
                 (A)  the value of the Participant's MCN
                      Stock fund account(s), if any, determined in accordance with section 9.8, shall be transferred in full shares of stock, except that cash shall be transferred in lieu of fractional shares; and
                 (B) the value of the Participant's other fund accounts shall be transferred in cash;
            (3) Such amounts shall be transferred to the Genix Plan as soon as practicable following the filing of any applicable forms required by the Internal Revenue Service and the expiration of any waiting period in connection therewith; and
            (4) the amount so transferred shall be subject to the terms and provisions of the Genix Plan; provided, however, that the amount so transferred, as adjusted for earnings or loss thereon, shall be fully vested at all times.
            Any Participant that has retired according to the provisions of the Plan on the date of CSI's withdrawal shall continue to participate in the Plan and to receive benefits in accordance with the terms and conditions of the Plan.
      (c) No Further Service or Contributions. Notwithstanding any other provision of this Plan, employees of CSI shall not receive credit under this Plan for any service on or after January 1, 1992, and shall receive no further contributions under this Plan on or after such date.

     12.4 Company as Agent for Employers. Each Employer named under section 2.1(x), other than the Company, hereby appoints, and each other corporation which shall become an Employer pursuant to section 12.1 or 15.7 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Employers by the terms of the Plan, including, but not by way of limitation, the power to amend, restate, and terminate the Plan. The authority of the Company to act as agent shall continue unless and until the portion of the Trust fund held for the benefit of Employees of the particular Employer and their beneficiaries is set aside in a separate trust as provided in section 11.2.

                      Article XIII.  Top-Heavy Plan Rules

     13.1 Application of Top-Heavy Plan Rules. If the Plan is top-heavy as determined under section 13.3, then the requirements in section 13.4 shall apply to the Plan to the extent indicated by that section 13.4.

     13.2 Special Definitions. Any reference in this Article XIII to a "plan" means a stock bonus, pension, or profit-sharing plan of the Company and any Affiliated Company for the exclusive benefit of its employees or their beneficiaries, including this Plan. For purposes of this Article XIII only, the following terms shall have the meanings indicated:
      (a) "Compensation" means a Participant's Compensation from the Employer for any calendar year as defined in section 2.1(l) except amounts not currently includible in gross income by reason of the application of Code section 125 or 402(e)(3) (402(a)(8) prior to 1993) shall be excluded.
      (b) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the Plan's first Plan Year, the Determination Date shall be the last day of that Plan Year. Where one or more other plans are required or permitted to be aggregated with this Plan under section 13.3 and where all plan years of all such plans do not coincide, the "Key Employee Sum" and the "All Employee Sum" in section 13.3 each shall be determined separately for each plan as of its appropriate Determination Date and the results shall then be combined for the Determination Dates falling within the same calendar year.
      (c) "Employee" means a common law employee of the Employer who is or once was a Participant, including his beneficiary, but excluding any employee who is a member of a unit of employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer unless a member of such unit is a Key Employee. For purposes of making computations involving the MichCon Employee Stock Ownership Plan, employee shall include any common law employee of the Employer, including his beneficiary.
      (d) "Employer" means the Company and any other employing unit which would be included in the same controlled group as the Company (as defined in Code section 414(b)) or which is under common control with the Company (as defined in Code section 414(c)) or which is included in the same affiliated service group (as defined in Code section 414(m)) or which is required to be aggregated with the Company pursuant to Regulations under Code section 414(o).
      (e)  "Key Employee" means each Employee or former Employee
           (including the beneficiary of either) who at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years received Compensation from the Employer and who--
           (1) is one of the 50 (or, if fewer, the greater of 3 or 10 percent of all Employees) officers of the Employer who had the largest Compensation in the five-year period ending on the last day of the current Plan Year but only if such officer's Compensation exceeds 0.5 times the dollar limitation of Code section 415(b) for the calendar year in which the Determination Date falls;
            (2) is one of the ten Employees owning the largest interest in the Employer and who has Compensation from the Employer in the amount greater than the dollar limitation of Code section 415(c) in effect for the calendar year in which the Determination Date falls;
            (3) owns 5 percent or more of the outstanding stock or voting power of the Employer; or

            (4) owns 1 percent or more of the outstanding stock or voting power of all stock of the Employer and has annual compensation from the Employer of more than $150,000.
            For purposes of (2), (3), and (4), the constructive ownership rules of Code section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent appearing in Code section 318(a)(2)(C). For purposes of (2), an Employee shall be considered a Key Employee even if he is not among the ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners, and provided he has the requisite level of Compensation described in (2); and in the event two Employees have the same interest in the Employer, the Employee with the greater Compensation shall be regarded as having the larger interest. For purposes of (2), (3), and (4), each Employer that otherwise would be aggregated under this Article XIII's definition of Employer shall be treated as a separate Employer to determine ownership percentages.
      (f)   "Non-Key Employee" means any Employee or former Employee
            (including the beneficiary of either) who is not a Key Employee.
      (g)   "Plan Year" means the calendar year.
      (h) "Valuation Date" means the date used for computing plan costs for minimum funding in the case of any defined benefit plan and the last day of the plan year in the case of any defined contribution plan, including this Plan.
      (i) "Years of Service" means an Employee's Years of Service determined under section 3.5.

     13.3 Determination of Top-Heavy Status. Determination of whether the Plan is top-heavy for any Plan Year shall be made as follows:

      (a) Required Plan Aggregation. First, there shall be aggregated with the Plan (1) each plan of the Employer in which a Key Employee participates in the plan year containing the Determination Date, or any of the four preceding plan years, (2) each other plan of the Employer which, during this period, enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or 410, and (3) any terminated plan that was maintained by the Employer during the five year period ending on the Determination Date for the plan year in question if a Key Employee participated in such plan.
      (b) Key Employee Sum. Second, there shall be computed, as of the Determination Date, the sum of the present values of the accrued benefits of all Key Employees as determined by the Plan actuary under all defined benefit plans required to be aggregated under section 13.3(a) and the account balances of all Key Employees under all defined contribution plans, including this Plan, required to be aggregated under section 13.3(a). For purposes of this computation, the present value of an accrued benefit shall be determined as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date with the accrued benefit for a current Participant determined as if the individual had terminated employment as of such Valuation Date.

           For purposes of this computation, the accrued benefit of an Employee other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

            For purposes of this computation, account balance means the account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date, plus an adjustment for contributions due as of the Determination Date. In the case of a profit-sharing plan or other plan not subject to the minimum funding requirements of Code section 412, the adjustment is the amount of any contributions actually made after the Valuation Date but on or before the Determination Date, except that in the first plan year after a plan is adopted, the adjustment shall include any contributions made after the Determination Date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the Determination Date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the Valuation Date but prior to the expiration of the extended payment period under Code section 412(c)(10).

            For purposes of this computation--
            (A) there shall be included in the Key Employee Sum any distribution (other than rollover amounts or plan-to-plan transfers not initiated by the Employee or made to another plan maintained by the Employer) made to an Employee from the Plan, or from another plan required to be aggregated under section 13.3(a), within the five-year period ending on the Determination Date;
            (B) there shall be excluded from the Sum any rollover contribution and any plan-to-plan transfer initiated by the Employee and accepted after December 31, 1983, by any plan required to be aggregated under section 13.3(a) from a plan other than one maintained by the Employer;
            (C) there shall be excluded from the Sum the account balance and present value of the accrued benefit of any Employee who formerly was a Key Employee but who is not a Key Employee for the year ending on the Determination Date; and
            (D) there shall be excluded from the Sum any amounts attributable to tax deductible employee contributions.
      (c) All Employee Sum. Third, under the same procedures as set forth in section 13.3(b) above, including the special rules in (A),
           (B), and (C), there shall be computed the sum of present values of accrued benefits and account balances for all Employees of the Employer.
      (d) Top-Heavy Test Fraction. Fourth, the Key Employee Sum computed in section 13.3(b) shall be divided by the All Employee Sum computed in section 13.3(c), and if the resulting fraction is 0.60 or less, neither this Plan nor any plan required to be aggregated under section 13.3(a) is top-heavy for the Plan Year. If the fraction is greater than 0.60, both this Plan and any plan required to be aggregated under section 13.3(a) are top-heavy for the Plan Year, unless after the permissive plan aggregation described in section 13.3(e) below, the recomputed fraction is 0.60 or less.
      (e) Permissive Plan Aggregation. Fifth, at the election of the Employer, plans of the Employer, other than those required to be aggregated under section 13.3(a), but which provide benefits or contributions comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under section 13.3(a), provided that such aggregated group would meet the requirements of Code section 401(a)(4) and 410. The computations under section
           13.3 (b) to (d) above may
            then be repeated, based on this permissively aggregated group, and if the fraction computed in section 13.3(d) is 0.60 or less for this group, then neither this Plan nor any plan required to be aggregated under section 13.3(a) is top-heavy for the Plan Year.
            If the fraction computed in section 13.3(d) is still greater than 0.60, both this Plan and any plan required to be aggregated under section 13.3(a) are top-heavy for the Plan Year but no plan which is permissively aggregated under this section 13.3(e) will be deemed to be top-heavy for such reason.

     13.4   Superseding Rules.
      (a) Provisions Mandatory. For each Plan Year that the Plan is top-heavy, the provisions of paragraphs (b), (c), (d), and (e) of this section 13.4 are mandatory and shall apply to the Plan for that Plan Year, notwithstanding any other provision or provisions of the Plan that may conflict with or vary from said mandatory provisions.
      (b)   Compensation Limit.  For Plan Years beginning before January
            1, 1989, Compensation of any Employee from the Employer shall be disregarded for all purposes under the Plan to the extent such Compensation exceeds $200,000 (or such higher cost-of-living adjusted amount as determined from time to time by the Secretary of Treasury).
      (c) Minimum Contributions for Non-Key Employee Participants. Contributions by the Employer to the Plan Account of each Non-Key Employee Participant who is employed by the Employer on the last day of the Plan Year and who is eligible to have an Employer contribution made to his Plan Account under section 4.2, 4.3, or 4.4 (without regard to any requirement of a minimum number of Hours of Employment (as defined in section 3.7) during the Plan Year) shall be equal to the lesser of (1) 3 percent of the Participant's

            Compensation for that Plan Year or (2) the maximum percentage of the Employer's contributions (as a percentage of Compensation not in excess of $200,000) allocated to the account of any Participant who is a Key Employee for the Plan Year multiplied by the Non-Key Employee Participant's Compensation for that Plan Year. For purposes of this section 13.4(c), Employer contributions made under any other defined contribution plan of the Employer in which any Key Employee participates or which enables another defined contribution plan of the Employer to meet the requirements of either Code section 401(a)(4) or 410 shall be considered contributions made under this Plan.

            Notwithstanding the foregoing, in the event that the contribution to be made to the Plan Account on behalf of the Non-Key Employee under the provisions of sections 4.2, 4.3, and 4.4 is greater than the contribution which would be made under this section 13.4(c), the provisions of Article IV shall prevail.
      (d) Accelerated Vesting. A Participant's vested percentage in the portion of his account balance derived from Employer contributions described sections 4.2, 4.3, and 4.4 shall be determined in accordance with the following schedule but only with respect to those who are Participants during part or all of the Plan Year after the Plan becomes top-heavy and only if the following schedule results in a higher vested percentage than the application of the Plan's normal Vesting Requirement:


                      Years of Vested Service  Percentage
                      -----------------------  ----------
                                0                   0%
                                2                  20%
                                3                  40%
                                4                  60%
                                5                  80%
                                6                 100%

      (e) Reduction in Multiple Plan Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code section 415, the number 1.0 shall be substituted for 1.25 in determinations of the maximum dollar amount which can be added to a Participant's account and of the dollar amount of the maximum benefit allowable in section 4.3 of the Plan; provided, however, that the foregoing sentence shall not apply if the top-heavy test fraction or recomputed fraction of section 13.3(e) is .90 or less, in which event each Non-Key Employee Participant shall receive an additional minimum contribution to his account equal to 1 percent of the Participant's Compensation for that Plan Year.

     13.5 Participants in More Than One Top-Heavy Plan of the Employer. For each Plan Year that the Plan is top-heavy--
      (a) Subject to the provisions of section 13.4(c), in the event that a Non-Key Employee is a Participant in both this Plan and another defined contribution plan of the Employer in the same Plan Year, such Employee shall in all events be entitled to have the portion of the contribution by the Employer specified in section 4.2, 4.3, or 4.4 or the contribution by the Employer specified in section 13.4(c), whichever is appropriate, allocated to his account. This provision shall in no way limit the Employee's right to have a contribution made on his behalf to such other defined contribution plan as shall be maintained by the Employer and in which he is a participant.
      (b) In the event that a Non-Key Employee is a Participant in both this Plan and a defined benefit plan of the Employer in the same Plan Year, such Employee shall not be entitled to have the contribution specified in section 13.4(c) made by the Employer to this Plan on his behalf. This provision shall in no way limit the Employee's right to have the portion of the contribution by the Employer specified in section 4.2, 4.3, or 4.4 allocated to his account. Such Employee shall, however, receive the defined benefit minimum as specified in Treasury Regulation section 1.416-1, M-12, and such minimum shall be increased, if the Company uses a factor of 1.25 in computing the denominators of the defined benefit and defined contribution factors under Code section 415(e), by one percentage point (up to a maximum of ten percentage points) for each Year of Service described in Treasury Regulation 1.416-1, M-2 (disregarding, as permitted therein, any Year of Service if the Plan was not top-heavy for any Plan Year ending during such Year of Service, or if the Year of Service was completed in a Plan Year beginning before January 1, 1984) of the Participant's average Compensation for the Plan Years described in Treasury Regulation section 1.416-1, M-2 (disregarding, as permitted therein, Compensation received for years ending in Plan Years beginning before January 1, 1984 and Compensation received for years beginning after the close of the last Plan Year in which the Plan is top-heavy). Treasury Regulation sections 1.416-1, M-14, M-12, and M-2 shall govern how the multiple plan requirements are satisfied.

     13.6 Changes in Applicable Vesting Schedule. In the case of any change in the vesting provisions of the Plan, whether or not due to a change in the Plan's status as a top-heavy plan determined pursuant to section 13.3, each Participant whose nonforfeitable benefits are adversely affected by the change may elect during the election period to have his nonforfeitable benefits determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (a) the date which is 60 days after the change is adopted, (b) the date which is 60 days after the date such change becomes effective, or (c) the date which is 60 days after the day the Participant is given written notice of such change.

             Article XIV.  Special Provisions Relating to the ESOP

     14.1 Establishment of ESOP. The MichCon Employee Stock Ownership Plan for Non-Union Employees was originally established effective as of April 1, 1989. Each Employer shall make contributions to the ESOP in accordance with section
4.3 hereof and the assets of the ESOP shall be invested at all times primarily in MCN Stock. The Company from time to time may direct the Trustee to incur debt in accordance with section 14.4 hereof to finance the acquisition of MCN Stock.

     14.2 ESOP Account. The Committee shall establish an ESOP Account in the name of each Participant to which there shall be credited or charged--
      (a) the Employer contributions under section 4.3(a) and (c) hereof made on behalf of such Participant;
      (b) the shares allocated to the Participant pursuant to section 14.4(d) hereof; and
      (c)  the investment gains and losses on such amounts.
A Participant's ESOP Account shall be invested only in the MCN Stock fund, except to the extent that monies diversified under section 14.5 may, at the Participant's election, be directed to the Equities fund, the Senior Securities fund, or the Fixed Income fund.

     14.3 Discrimination Testing. For purposes of the limitations on Salary Reduction allotments set forth in section 4.8 and the limitations on Voluntary Deduction allotments and Employer contributions set forth in section 4.13, the ESOP and non-ESOP portions of the Plan shall be tested separately. For purposes of such testing--
      (a)  the ESOP portion of the Plan shall mean Employer contributions under section 4.3(a) made on behalf of the Participant and the shares allocated to a Participant's ESOP Account pursuant to section 14.4(d); and

      (b) the non-ESOP portion of the Plan shall mean all Elective Deferrals, Voluntary Deductions and Employer contributions under section 4.2.

     14.4  Loans.
      (a)  Stock Acquired with Exempt Loan.  The Company may direct the
           Trustee to incur a loan on behalf of the ESOP in a manner and under conditions which will cause the loan to qualify as an "exempt loan" within the meaning of Code section 4975(d)(3). A loan shall be used primarily for the benefit of Participants and their beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase MCN Stock, to repay the loan, or to repay any prior loan.

           Any such loan shall provide for a reasonable rate of interest and an ascertainable period of maturity, and shall be without recourse against the Plan. Any such loan shall be secured solely by shares of MCN Stock acquired with the proceeds of the loan and shares of MCN Stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan.

           MCN Stock acquired with the proceeds of a loan, including shares pledged as collateral, shall be placed in a Suspense Account and released in accordance with subsection (b) below as the loan is repaid as if all shares in the Suspense Account were pledged. MCN Stock released from the Suspense Account shall be allocated in the manner described in subsection (d) below.

           No person entitled to payment under a loan made pursuant to this section 14.4 shall have recourse against any assets of the Plan other than the MCN Stock used as collateral for the loan, Employer contributions under section 4.3 that are available to meet obligations under the loan, and earnings attributable to such collateral and the investment of such contributions. Employer contributions under section 4.3(b) made with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Employer at the time such contributions are made.
      (b) Release of Pledged Shares. Any pledge of MCN Stock as collateral under this section 14.4 shall provide for the release of shares so pledged upon the payment of any portion of the principal of the loan. Shares so pledged shall be released in the proportion that the principal paid on the loan bears to the total principal amount of the loan, as provided in Treasury Regulation 54.4975-7(b)(8)(ii). The number of shares of MCN Stock that shall be released with each principal payment on the loan shall be equal to the number of shares of MCN Stock held as collateral on the loan immediately prior to the release multiplied by a fraction the numerator of which is the amount of principal of the loan repaid on such date and the denominator of which is the sum of the numerator plus the remaining outstanding principal amount of the loan after giving effect to the repayment of principal of the loan on such date. Each loan under this section 14.4 shall comply with the requirements of Treasury Regulation 54.4975-7(b)(8)(ii). If such a loan provides for monthly principal payments, shares of MCN Stock shall be released monthly.
      (c) Repayment of Loan. Payments of principal and interest on any loan under this section 14.4 shall be made by the Trustee at the direction of the Company solely from--

            (1) the proceeds of such loan, if any portion of such proceeds are used for such purpose within a reasonable period of time after the loan is obtained as provided in section 14.4(a) above;
            (2) Employer contributions under section 4.3(b) available to meet obligations under the loan;
            (3)  earnings from the investment of such contributions;
            (4) earnings attributable to MCN Stock acquired with the proceeds of such loan, whether allocated or unallocated;
            (5) the earnings on other allocated shares of MCN Stock held by the ESOP if the Internal Revenue Service, by private letter ruling, advises the Company that the use of such earnings to repay the loan will be deductible under Code section 404(k)(2)(C) and will not violate the requirements of Code section 4975; and
            (6)  the proceeds of a subsequent loan made to repay the loan.

            The contributions and earnings available to pay a loan must be accounted for separately by the Committee until all loans under this section 14.4 have been paid. If dividends on MCN Stock allocated to the ESOP Account of any Participant are used to repay any loan, shares of MCN Stock with a fair market value not less than the amount of such dividends shall be allocated in accordance with section 4.3(c) to the ESOP Account of such Participant prior to the end of the Plan Year during which (but for the use of the dividends to repay the loan) such dividend would have been allocated to the ESOP Account of such Participant.
      (d)   Allocation of Released Shares.  Subject to the limitations in section 4.13 on Annual Additions to a Participant's accounts, shares of MCN Stock released from a Suspense Account described in section 14.4(a) shall be allocated immediately to the ESOP
            Accounts of
            each Participant in the proportion that the contribution that would be required to be made on behalf of such Participant under section 4.3(a)(1) for the applicable period if no shares were allocated under section 4.3(a)(2) during such period bears to the total of all Employer contributions that would be required under section 4.3(a)(1) hereof for the applicable period if no shares were allocated under section 4.3(a)(2) during such period.

     14.5 Diversification. Any Participant or any former Participant whose distribution has been deferred pursuant to section 9.7(a), who, in either case, has completed at least ten years of participation in the Plan, and who has attained the age of 55 is a "Qualified Participant". Any Qualified Participant shall have the right to make an election to direct the investment of a portion of his ESOP Account. Such a Participant may elect within 90 days after the close of each Plan Year in the six plan-year period beginning with the first Plan Year in which the individual becomes a Qualified Participant to diversify 25 percent of his ESOP Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50 percent shall be substituted for 25 percent.

The portion of a Qualified Participant's ESOP Account which is eligible for diversification may be invested in the Fixed Income fund and/or any other investment funds under the Plan, in any combination thereof.

     14.6 Put Option. If MCN Stock becomes not readily tradable on an established market, then any Participant who is otherwise entitled to a distribution of his ESOP Account, shall have the right (hereinafter referred to as "Put Option") to require that his Employer repurchase any MCN Stock allocated to his ESOP Account under a fair valuation formula. The Put Option shall be exercisable only by written notice to the Participant's Employer during the 60-day period immediately following the date of distribution and if the Put Option is not exercised within such 60-day period, then it can be exercised for an additional period of 60 days in the following Plan Year. The period during which the Put Option is exercisable shall not include any time when a Participant is unable to exercise it because his Employer is prohibited from honoring it by applicable federal or state law. This Put Option shall be nonterminable within the meaning of Treasury Regulation 54.4975-(11)(a)(ii).

The amount paid for MCN Stock under the Put Option shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding five years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this section 14.6.

     14.7 Purchase of MCN Stock. The ESOP may acquire shares of MCN Stock on a national securities exchange, from the Company or any Affiliated Company or otherwise; provided, however, that if any shares of MCN Stock are purchased from the Company or any Affiliated Company, the price shall not exceed an amount which constitutes adequate consideration (as defined in ERISA section 3(18) and any Regulations thereunder) and such purchase shall satisfy all other requirements of ERISA and the Code applicable to such purchases. Except as provided in section 14.6 or as otherwise required by applicable law, no shares of MCN Stock acquired by the ESOP shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not any part of the Plan is then an ESOP. The protection afforded to Participants in the preceding sentence is nonterminable within the meaning of Treasury Regulation section 54.4975-(1)(a)(ii).

                           Article XV.  Miscellaneous

     15.1 Beneficiary Designation. Subject to the provisions of section 9.9 and this section 15.1, each Participant shall have the right to designate a beneficiary or beneficiaries to receive any distribution to be made under section 9.1 upon the death of such Participant, or, in the case of a Participant who dies subsequent to termination of his employment but prior to the distribution of the entire amount to which he is entitled under the Plan, any undistributed balance to which such Participant would have been entitled.

In the event of the death of a Participant whose spouse survives him, the beneficiary of the Participant shall be his surviving spouse unless such spouse has consented in writing to the designation of another beneficiary or beneficiaries. Any such written consent shall acknowledge the effect of such election and shall be witnessed by a notary public or by a representative of the Committee who is designated to act in such capacity by the Committee. In the event a Participant dies without a surviving spouse, or, in the event the surviving spouse of a Participant has executed the written consent hereinabove described, any distributions to be made under section 9.1 upon the death of the Participant shall be made to his designated beneficiary or beneficiaries. If the Participant establishes to the satisfaction of the Committee or its designated representative that such written consent cannot be obtained because his spouse cannot be located, the requirement of such written consent shall be waived.

If no beneficiary has been named by a Participant who dies without a surviving spouse or if the beneficiary designated by such a Participant or by a Participant whose surviving spouse has executed the written consent hereinabove described has predeceased the Participant or such designated beneficiary has died prior to complete disbursement of the Participant's Plan Account, the value of his account, or the undistributed portion thereof, shall be paid by the Trustee at the direction of the Committee--
      (a)  to the surviving spouse of such deceased Participant, if any;
      (b) if there shall be no surviving spouse, to the surviving children of such deceased Participant, if any, in equal shares;
      (c) if there shall be no surviving spouse or surviving children, to the executors or administrators of the estate of such deceased Participant; or
      (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant, to the person or persons who would be entitled to the personal estate of such deceased Participant under the laws of his state of domicile if he had died leaving no will.
In the event that a Participant and his spouse die under circumstances such that it is not clear whether the spouse survived the Participant, the Participant shall be presumed to have survived the spouse.

     15.2 Incompetency. Any distribution under this Plan which is payable to a beneficiary who is a minor or to a Participant or beneficiary who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency, may be made to or for the benefit of any such Participant or beneficiary in such of the following ways as the Committee shall direct:
      (a) Directly to any such minor beneficiary, if, in the opinion of the Committee, he is able to manage his affairs;
      (b)  To the legal representative of any such Participant or beneficiary;
           or
      (c) To some near relative of any such Participant or beneficiary to be used for the latter's benefit.

     15.3 Expenses. Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Committee, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses, shall be borne by the Plan except to the extent the several Employers elect to bear such costs, fees, and expenses in such proportions as the Committee shall determine to be equitable and proper having regard to the nature of the particular expense.

     15.4 Nonassignability. Except as may be required to comply with a qualified domestic relations order (as defined in Code section 414(p)), it is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan or in a Plan Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy but excluding devolution by death or mental incompetency, and no right or interest of any Participant in the Plan or in his Plan Account shall be liable for, or subject to, any obligation or liability of such Participant.

     15.5 Employment Noncontractual. The Plan confers no right upon any Employee to continue in employment.

     15.6 Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation, or transfer are such that each Participant, distributee, beneficiary, or other person entitled to receive benefits from the Plan would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such person would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

If any other plan shall be merged into and become a part of this Plan, each Participant or the person entitled to receive a benefit under such other plan shall be entitled to receive a benefit under this Plan which is equal to the benefit such person would have been entitled to receive had such other plan terminated immediately before the merger.

     15.7 Continuance by a Successor. In the event that any Employer corporation shall be reorganized by way of merger, consolidation, transfer of assets, or otherwise, so that another Affiliated Company shall succeed to all or a portion of such Employer's business, such successor corporation, with the consent of each other participating Employer, may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Employee allotments and Employer contributions shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective. If, within 90 days from the effective date of any such reorganization, such successor corporation shall not have become a party to the Plan, or, if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the ninetieth day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Trustee shall distribute the portion of the Trust applicable to Participants of such Employer in the manner provided in section 11.3.

     15.8  Elimination of Certain Provisions.  Effective January 1, 1993--

      (a) all references to Primark Corporation Stock and the Primark Corporation Stock fund shall be deleted from the Plan; and
      (b) all provisions that ceased to apply on any date prior to January 1, 1993 shall be deleted from the Plan.

                              * * * * * * * * * *

     IN WITNESS WHEREOF, Michigan Consolidated Gas Company has caused its corporate name to be hereunto affixed by its duly authorized officers as of the 29th day of December, 1993.

                                     MICHIGAN CONSOLIDATED GAS COMPANY


ATTEST:
                                     By /s/ Carol McCallion
                                        ---------------------

By /s/ Douglas A. Green
   --------------------
     (Corporate Seal)

                             FIRST AMENDMENT TO THE
                     1989 AMENDMENT AND RESTATEMENT OF THE
                    MICHCON SAVINGS AND STOCK OWNERSHIP PLAN


     WHEREAS, Michigan Consolidated Gas Company (the "Company") has previously established the MichCon Savings and Stock Ownership Plan (the "Plan"), which was most recently amended and restated effective January 1, 1989;

     WHEREAS, FURTHER, pursuant to Section 11.1 of the Plan, the Company has reserved the right to amend the Plan from time to time;

     WHEREAS, FURTHER, in connection with the process by which the Company is seeking a favorable determination letter from the Internal Revenue Service regarding the 1989 Amendment and Restatement of the Plan, the Internal Revenue Service has requested that certain provisions of the Plan be amended, effective January 1, 1989.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 1989:

     1.   THE FOLLOWING SHALL BE ADDED AT THE END OF SECTION 2.1(l):

               If as a result of the application of such rules, the adjusted $200,000/$150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of the limitation.

     2. SECTION 2.1(r) SHALL BE AMENDED BY THE ADDITION OF THE FOLLOWING AT THE END THERETO:

               If as a result of the application of such rules, the adjusted $200,000/$150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of the limitation.

     3.   SECTION 3.2 SHALL BE AMENDED IN ITS ENTIRETY AS FOLLOWS:

               Section 3.2 Eligibility Upon Merger or Reemployment. Any Employee who is a Participant in any plan which is merged into this Plan shall become a Participant in this Plan immediately upon the effective date of the merger. Such an Employee shall be eligible to actively participate in this Plan in accordance with Section 3.4.

               If a Participant's employment is terminated and he is thereafter reemployed before incurring a Break in Service Year, he shall be eligible again to actively participate in the Plan as of the date of his reemployment. In the event such Participant does incur a Break in Service Year, he shall be eligible again to actively participate in this Plan retroactive to his date of reemployment after he has again satisfied the eligibility requirement of Section 3.1(a).

     4.   SECTION 4.11(a)(2) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

               (2) The Average Contribution Percentage for Highly Compensated Employees who are eligible to participate for the Plan Year shall not exceed the Average Contribution Percentage for Nonhighly Compensated Employees who are eligible to participate for the Plan Year multiplied by two (2), and the Average Contribution Percentage for such Highly Compensated Employees shall not exceed the Averge Contribution Percentage for such Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of Treasury shall prescribe by regulations in accordance with Code Section 401(m)(9) to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employees, which regulations are incorporated herein by reference. Any such restriction on the multiple use of the alternative limit shall apply to all affected Highly Compensated Employees and shall be implemented pursuant to uniform rules adopted by the Committee.

      5.  SECTION 4.13(a)(4) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

               (4) amounts described in Code Sections 415(l)(2) and 419(A)(d)(3).

     6.   SECTION 4.13(a)(B) SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

               (B) any amount otherwise treated as an Annual Addition under Code
          Section 415(l)(2).

     7.   SECTION 8.3 SHALL BE AMENDED THROUGH THE ADDITION OF THE FOLLOWING:

               To the extent any Employer securities held by the Plan are not readily tradable on an established securities market, valuation of such securities shall be made by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

     8. SECTION 9.7(a)(1) OF THE PLAN SHALL BE AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

               (1) If the vested portion of a Participant's Plan Account has ever exceeded $3,500, no distribution shall be made to such Participant pursuant to Section 9.1, 9.2, 9.7(c)(2), or 9.9 prior to the date the Participant attains the age of sixty-five (65) without written consent of the Participant; and

     9. SECTION 9.7 OF THE PLAN SHALL BE AMENDED THROUGH THE ADDITION OF A NEW SUBSECTION (e) THERETO, WHICH SHALL READ AS FOLLOWS:

               (e) Distribution hereunder must begin not later than the sixtieth
          (60th) day after the close of the Plan Year in which occurs the latest of (a) the Participant's termination of employment, (b) the Participant's attainment of age sixty-five (65), or (c) the tenth
          (10th) anniversary of the date the Participant first became a Participant, unless (1) the Participant elects a later date by submitting to the Company a written statement signed by the Participant which describes the benefit and the date on which payment of such benefit shall commence, so long as such election does not violate the incidental benefit rule prescribed by the Code; or (2) if the amount of the payment required to commence on the date determined hereinabove cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Company has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. For purposes of this subsection, the failure of a Participant to consent to a distribution shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     10. SECTION 9.8 OF THE PLAN SHALL BE AMENDED THROUGH THE ADDITION OF THE FOLLOWING LANGUAGE AT THE END THEREOF:

               The distribution requirements of Code Section 409(o) shall be met by the Plan, to the extent applicable.

     11.  SECTION 9.9(a) OF THE PLAN SHALL BE AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

               (a) Normal Form. Notwithstanding any provision of the Plan, other than the final paragraph of section 9.7(a), if a distribution is to be made under section 9.1(a) or (c) and the Participant has a Fixed Income fund account and at least one Hour of Employment prior to May 31, 1988, then unless the Participant or legal representative shall make an election in the manner prescribed in section 9.9(b), the value of such account (exclusive of the portion thereof attributable to diversification elections under section 14.5) shall be distributed by the purchase of an immediately payable single premium annuity contract providing for monthly payments during the Participant's lifetime and, if the Participant is married on the date payment of his benefit commences and his spouse shall survive him, for monthly payments during the remainder of such spouse's lifetime, each such payment to such spouse being equal to one-half of the monthly payment received by the Participant, commencing no later than March 1 of the calendar year following the calendar year of the Participant's termination of employment, and delivery of such contract to the Participant within a reasonable time after the Participant's termination of employment.

               If a distribution is to be made under section 9.1(b) because of a Participant's death and the Participant had a Fixed Income fund account at the time of his death and at least one Hour of Employment prior to May 31, 1988, then unless the Participant had made or the Participant's spouse or beneficiary, as the case may be, makes an election at the time and in the manner prescribed in section 9.9(b), the value of the Participant's Fixed Income fund account (exclusive of the portion thereof attributable to diversification elections under section 14.5) shall be distributed by purchase of an immediately payable single premium annuity contract providing for monthly payments to the Participant's spouse, or, if the Participant was not married on the day of his death, to his beneficiary during such person's lifetime, commencing no later than March 1 of the calendar year following the calendar year of the Participant's death and delivery of such contract to such person within a reasonable time after the date of Participant's death.

     12. THE SECOND PARAGRAPH OF SECTION 9.9(b) SHALL BE AMENDED THROUGH THE ADDITION OF THE FOLLOWING AT THE END THEREOF:

               In all cases, such notice shall be provided no less than thirty
          (30) days and no more than ninety (90) days prior to the annuity starting date.

     13.  A NEW SECTION 9.15 SHALL BE ADDED TO THE PLAN WHICH SHALL READ AS
FOLLOWS:

               Notwithstanding anything herein to the contrary, a Participant's Salary Reduction contributions shall not be distributed prior to the Employee's retirement, death, disability, termination of employment, or hardship, except that a distribution of such amounts may be made, in accordance with Code Section 401(k)(10), upon

               (a) termination of the Plan without establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k));

               (b) the disposition by MCN Corporation or the Company to an unrelated corporation of substantially all of the assets (as defined in Code Section 409(e)(2)) used in the trade or business if the Company continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or

               (c) the disposition by MCN Corporation or the Company to an unrelated entity of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the Company continues to maintain the Plan, but only with respect to employees who continue employment with such subsidiary.

     14.  SECTION 13.2(e)(1) SHALL BE REVISED IN ITS ENTIRETY AS FOLLOWS:

               (1) Is one of the fifty (50) (or if fewer, the greater of three
          (3) or ten percent (10%) of all Employees) officers of the Employer who had the largest Compensation in the five-year period ending on the last day of the current Plan Year, but only if such officer's Compensation exceeds one-half of the dollar limitation of Code Section 415(b)(1)(A) for the calendar year in which the Determination Date falls.

     15. SECTION 13.3(b) OF THE PLAN SHALL BE AMENDED THROUGH THE ADDITION OF A NEW PARAGRAPH (e) THERETO, WHICH SHALL READ AS FOLLOWS:

               (E) The account balances and accrued benefits of a Participant
          (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Employer at any time during the five-year period ending on the Determination Date will be disregarded.

     16. SECTION 13.4(c) SHALL BE AMENDED THROUGH THE ADDITION OF THE FOLLOWING AT THE END OF THE FIRST PARAGRAPH THEREOF:

               Salary Reduction contributions will not be treated as Employer contributions for purposes of satisfying the minimum allocation, but will be included for purposes of determining whether a Key Employee has received an Employer contribution of at least three percent (3%).

     17.  Other than as provided herein, the Plan shall remain unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed as of this _____ day of __________, 1994.

                                             MICHIGAN CONSOLIDATED GAS COMPANY



                                             By   /s/ Susan K. McNish
                                                  --------------------------
                                              Its  General Counsel & Secretary
                                                   ---------------------------

                            SECOND AMENDMENT TO THE
                     1989 AMENDMENT AND RESTATEMENT OF THE
                    MICHCON SAVINGS AND STOCK OWNERSHIP PLAN


     WHEREAS, Michigan Consolidated Gas Company (the "Company") has previously established the MichCon Savings and Stock Ownership Plan (the "Plan"), which was most recently amended and restated effective January 1, 1989;

     WHEREAS, FURTHER, pursuant to Section 11.1 of the Plan, the Company has reserved the right to amend the Plan from time to time;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 1995, except as otherwise provided below:

     1. The first paragraph of Section 2.1(r) is amended in its entirety as follows:

          (r) "Eligible Compensation" means the regular basic salary or wage paid to an Employee by the Employer before any payroll deduction for taxes or any other purpose, and before any Salary Reduction allotment or cafeteria plan election, but excluding merit, incentive and other similar payments made in the form of a lump sum, bonuses, awards, shift differentials, deferred compensation, severance payments, differential payments made by reason of the Employee's entry into Military Service, all amounts paid for work in excess of 40 hours in any one week, all overtime or other premium paid for work in excess of a maximum number of hours in any one day, for work on holidays or for any other reason, payments for so-called fringe benefits such as Employer contributions to this Plan or any pension or retirement plan, increased wages or salary resulting from temporary promotion, upgrading or transfer, of whatever duration, to a higher paid job or classification, and any other premium, auxiliary, or special pay of any sort whatsoever.

     2.   Section 2.1(t) is amended in its entirety as follows:

          (t) "Employee" means an individual who is an employee of the Company or an Affiliated Company, but shall not include an individual who enters into a formal or informal independent contractor agreement with the Company or is otherwise treated as an independent contractor under the payroll practices of the Company.

     3.   Section 3.7 is amended by adding the following at the end thereof:

          Notwithstanding anything herein to the contrary, Hours of Employment shall be credited hereunder at all times in compliance with the requirements of the Family and Medical Leave Act.

     4. Section 4.1(a)(3) is amended in its entirety as follows, effective March 1, 1995:

          (3) On and after September 1, 1993 (and prior to March 1, 1995 in the case of a Participant who is a Nonhighly Compensated Employee), 15 percent of his Compensation Rate, in incremental percentages of 1 percent, or

     5. A new subsection (4) is added to Section 4.1(a) and reads as follows, effective March 1,1995:

          (4) On and after March 1, 1995, for a Participant who is a Nonhighly Compensated Employee, 20 percent of his Compensation Rate, in incremental percentages of 1 percent.

     6. A new subsection (4) is added to Section 4.1(b) and reads as follows, effective March 1, 1995:

          (4) effective March 1, 1995 for Participants who are Nonhighly Compensated Employees, 20 percent, in incremental percentages of 1 percent of the Participant's prevailing Compensation Rate.

     7. The third paragraph of Section 4.2 is amended in its entirety as follows, effective July 1, 1995:

          For periods beginning on or after July 1, 1995, effective as of the first pay period following the date on which a Participant has completed 23 Years of Service or as of July 1, 1995, if later, 6 percent shall be substituted for 4 percent in each place that it appears in the first paragraph of this section 4.2.


     8.   Section 4.3(a)(1)(B) is amended in its entirety as follows:

          (B) for periods beginning on or after July 1, 1995, the 4 percent shall be increased to 6 percent for Participants who have completed 23 Years of Service.

     9.   A new subsection (d) is added to Section 4.3 and reads as follows:

          (d) Longevity Contributions. Effective April 1, 1995, within a reasonable time after April 1 of each Plan Year (each a "Measurement Date") each

          Employer shall contribute to the ESOP Account of each of its participating Employees on active payroll as of such Measurement Date who has at least 30 Years of Service as of such Measurement Date, twenty-five (25) shares of MCN stock (or an equivalent value determined by the Committee in a nondiscriminatory manner, which may be used to purchase MCN Stock).

     10. The second paragraph of subsection 4.13(b) is amended in its entirety as follows, effective January 1, 1996:

          Code section 415 shall be applied in such manner as to maximize the permissible contributions and benefits thereunder and, in determining the permissible amount of contributions under the Plan, any grandfathering provisions heretofore or hereafter adopted pursuant to Code section 415 shall be applicable. For purposes of applying the limitations set forth in Code section 415(e), this Plan shall be the primary plan and any required reductions shall be made from the MichCon Retirement Plan (or other applicable defined benefit plan of the Employer).

     11.  Subsection 6.1(a) is amended in its entirety as follows:

          (a) The Employer contributions made pursuant to section 4.3(a), (c), and (d) shall be invested in the MCN Stock Fund (through each Participant's ESOP Account), which fund is described in Article VII.

     12.  Subsection 8.1(c) is amended in its entirety as follows:

          (c) an ESOP Account attributable to Employer contributions under section 4.3(a), (c) and (d), and

     13.  Subsection 8.5(a) is amended in its entirety as follows:

          (a) the value of his ESOP Account attributable to Employer contributions on his behalf under section 4.3(a), (c) and (d) and shares of MCN Stock allocated to his ESOP Account under section 14.4(d); and

     14.  Section 9.7(a)(ii) is amended in its entirety as follows:

          (ii) such former Participant may upon 30 days' prior notice to the Committee receive a partial distribution rather than a total distribution, of the vested portion of his Account, but not more frequently than (1) three times in any calendar year (during the period beginning January 1, 1995 and ending June 30, 1995) or (2) four times per year (effective July 1, 1995), and

     15.  Section 14.2(a) is amended in its entirety as follows:

          (a) the Employer contributions under section 4.3(a), (c) and (d) hereof made on behalf of such Participant;

     16.  Other than as provided herein, the Plan shall remain unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed as of this 27th day of December, 1995.


                             MICHIGAN CONSOLIDATED GAS COMPANY



                             By /s/ Susan K. McNish
                                -----------------------------------

                             Its Secretary and General Counsel
                                 ----------------------------------

                             THIRD AMENDMENT TO THE
                     1989 AMENDMENT AND RESTATEMENT OF THE
                    MICHCON SAVINGS AND STOCK OWNERSHIP PLAN


     WHEREAS, Michigan Consolidated Gas Company (the "Company") has previously established the MichCon Savings and Stock Ownership Plan (the "Plan"), which was most recently restated effective January 1, 1989;

     WHEREAS, FURTHER, pursuant to Section 11.1 of the Plan, the Company has reserved the right to amend the Plan from time to time;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 1996 except as otherwise provided below:

1.   Section 2.1(aaa) is hereby amended in its entirety as follows:

     "Valuation Date" means each business day on which the New York Stock Exchange shall be open for buisness.

2. Section 4.5(a) shall be clarified by adding the following at the end thereof, effective January 1, 1995:

     Former Employees who are Participants and who receive an eligible rollover distribution from another plan sponsored by an Employer may make rollover contributions in accordance with this section.

3.   Section 9.10(g) shall be amended in its entirety as follows:

     (g) Amounts of principal and interest received on a loan shall be credited to the Participant's account and the outstanding loan balance shall be considered an investment of the assets of the account. Payment of principal and interest related to loans made from a Participant's ESOP Account shall be credited to such Participant's ESOP Account. Payment of principal and interest related to loans made from a Participant's Savings Plan Account shall be credited to the Participant's Investment Plan Account and shall be invested in the investment funds in the same proportions as the investment election then in effect by the Participant under Article VI.

4.   Section 10.1(a) shall be amended in its entirety as follows:

     (a) The Company shall appoint a Committee consisting of at least three members which shall be known as the Master Trust, Retirement and Savings Plan Committee (the "Committee") and which shall be responsible (except for duties specifically vested in the Trustee) for the administration of the provisions of the Plan.

5. A new Section 15.9 shall be added to the plan, effective October 12, 1996, which shall read as follows:

     15.9 USERRA Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), to the extent applicable. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u).


6. A new Article XVI shall be added to the plan, effective as of January 1, 1996 provided that a favorable private letter ruling in connection with this addition is received from the Internal Revenue Service on or before January 31, 1997, and which is otherwise effective on January 1 of the year in which such favorable private letter ruling is received, which such Article XVI shall read as follows:

                      Article XVI.  Redesignation of ESOP

     This Article XVI designates that part of the non-ESOP portion of the plan which is invested in the MCN Stock Fund becomes part of the ESOP portion of the Plan. This Article XVI also sets forth certain provisions regarding the operation of the ESOP portion of the Plan, such provisions to supersede any contrary provisions of the Plan.

     Except as specifically provided in this Article XVI, the provisions of this
     Article XVI, including the redesignation of the ESOP portion of the Plan described herein, shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan before the execution date of the Plan amendment which first adopts this
     Article XVI, and such designations, agreements, elections and consents shall continue to apply in the same manner as they did prior to such amendment.

     The ESOP, as set forth in this Article XVI, is intended to meet with requirements of an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the accompanying regulations, and Section 407(d)(6) of ERISA. As provided below, the ESOP is designed to invest primarily in qualifying employer securities of MCN Corporation.

16.1 REDESIGNATION OF ESOP PORTION OF PLAN. Effective as of January 1, 1996, the ESOP portion of the Plan shall consist of the ESOP Account of each Participant plus the remaining part of each Participant's Plan Account that is invested in the MCN Stock Fund. The put option provisions of Section 14.6 shall apply to the entire ESOP portion of the Plan. However, only a Participant's ESOP Account shall be subject to the restrictions described in the first sentence of Section 6.3.

16.2 ALLOCATION OF SAVINGS PLAN ACCOUNT BALANCES TO ESOP PORTION OF PLAN.
On and after January 1, 1996, all amounts contributed, transferred or designated as allocable to the Savings Plan Account of any Participant shall be treated as part of the ESOP portion of the Plan to the extent the Participant has directed the investment of such amounts in the MCN Stock Fund in accordance with Article VI of the Plan.

16.3 DISTRIBUTION OF DIVIDENDS ON MCN STOCK.  At the direction of the
Committee exercised in its sole discretion, the Trustee will, after dividends are paid on MCN Stock held in the Trust, but in no event later than 90 days following the end of the Plan Year in which such dividends are paid (to the extent such dividends are not used to make payment on an exempt loan as provided for in section 14.4(c) of the Plan), either (i) distribute to Participants such portion of the dividends attributable to the interests in MCN Stock held in their Plan Accounts (or, if so determined by the Committee, their ESOP Accounts) as described below or, (ii) arrange to have such dividends distributed directly to Participants by the Employer, or (iii) arrange to have such dividends distributed to Participants by a dividend disbursement agent selected by the Committee, which may be the Employer's payroll department. In its sole discretion, the Committee may direct the Trustee to have such dividends distributed only to Participants who elect to receive such dividend distributions in accordance with procedures established by the Committee (which such procedures may apply to all Participants, solely to Participants described in (a) below, or solely to Participants not described in (a) below). Further, in its sole discretion, the Committee may establish procedures that would permit Participants to elect to have dividends distributed to them in a single sum rather than over periods that might otherwise be determined by the Committee to correspond with Employer payroll practices.

     The distribution of dividends on MCN Stock held in a Participant's Plan Account (or, if so determined by the Committee, a Participant's ESOP Account ) shall be in the following amounts:

     a. Participants who have terminated employment with the Employers and all other nonemployees with Plan Account balances (such as QDRO alternate payees and beneficiaries of deceased Participants) shall receive distributions of all of the dividends paid on the MCN Stock held in their Plan Accounts (or, if so determined by the Committee, their ESOP Accounts), provided, however, that the aggregate amount of such distributions to each such Participant or other individual shall not exceed

          $3,500 in any Plan Year (unless the Committee, in its sole discretion, uniformly permits such Participants to elect to receive such distributions without limitation).

     b. Participants who are employees who participate in the MCN Supplemental Savings Plan shall receive distributions of all of the dividends paid on the MCN Stock held in their Plan Accounts (or, if so determined by the Committee, their ESOP Accounts).

     c. Each other Participant not described in (a) or (b) above shall receive distributions equal to the amount of Additional Allotments that he or she would be permitted to make under
          Section 16.4 below, subject to the limitations of Section 16.5 below, unless such Participant affirmatively elects to receive a distribution of 100% of the dividends paid on the MCN Stock held in his or her Plan Account (or, if so determined by the Committee, his or her ESOP Account).

     For purposes of this Section 16.3, the ESOP portions of both the MichCon Savings and Stock Ownership Plan and the MichCon Investment and Stock Ownership Plan shall be considered in the aggregate for each Participant and the payment of dividend amounts on MCN Stock held in the Plan Accounts (or, if so determined by the Committee, the ESOP Accounts) under both plans shall not exceed the limitations on distributions of dividends set forth in subsections
(a) and (c) above. In this regard, the limitations under subsections (a) and
(c) shall be allocated among the two plans for a Participant by multiplying such limitation by a percentage derived by dividing the total of ESOP portion under each plan by the total ESOP portions under both plans (or, if so determined by the Committee, by dividing the total ESOP Account under each plan by the total ESOP Account under both plans).

16.4 ADDITIONAL ALLOTMENTS. All active Employee-Participants will be deemed to have elected to make additional Salary Reduction allotments similar to those elected under Section 4.1 ("Additional Allotments") for each calendar year unless they affirmatively elect (under procedures established by the Committee) not to make such allotments at least 15 days prior to the scheduled commencement of any distributions under Section 16.3 above (the "Election Date"). The amount of Additional Allotments deemed to be elected under this
Section 16.4 shall be equal to the amount of ESOP dividends distributed to the Participant under Section 16.3 above, but subject to applicable legal limitations, including but not limited to the restrictions of Code Sections 402(g) and 415. Such restrictions shall be applied in the manner determined by the Committee in its sole discretion . The amount of Additional Allotments shall be calculated by the Committee utilizing uniform methodologies and assumptions established by the Committee in its sole discretion.

16.5 PROVISIONS FOR FURTHER REDUCTION OF ADDITIONAL ALLOTMENTS. A Participant's Additional Allotments shall be further reduced as necessary below the level described in Section 16.4 above so as to limit Additional Allotments to an amount equal to or not exceeding:

     a. The lesser of (i) the residual of a Participant's gross wages less all deductions other than Additional Allotments or (ii) the maximum further reduction permitted under applicable law.

     b. Zero, in the event that the Participant does not make allotments pursuant to Section 4.1 of the Plan at the time of any distribution of dividends pursuant to Section 16.3 above.

     c. Zero, in the event that the Participant's Plan Account is invested in less than one share of MCN Stock immediately prior to the distribution of dividends.

16.6 EMPLOYER CONTRIBUTIONS. Additional Allotments shall not be subject to the limitations on Salary Reduction and Voluntary Deduction allotments described in Section 4.1. In addition, Additional Allotments shall not be treated as Salary Reduction or Voluntary Deduction allotments under Section 4.1 for the purposes of determining Employer contributions under 4.2 and 4.3 of the Plan, and shall be disregarded for these purposes.


     IN WITNESS WHEREOF, this Amendment has been executed as of this 23rd day of December, 1996.

                             MICHIGAN CONSOLIDATED GAS COMPANY



                             By   /s/ Susan K. McNish
                                  ---------------------------------------------
                               Its  Vice President, General Counsel & Secretary
                                  ---------------------------------------------